EXHIBIT 10.3

                                                        EXECUTION COPY

                             U.S. $161,250,000

                        REVOLVING CREDIT AGREEMENT,

                       dated as of September 28, 1994

                                   among

                              HANDY & HARMAN,

                              as the Borrower,

                      CERTAIN FINANCIAL INSTITUTIONS,

                              as the Lenders,

                          THE BANK OF NOVA SCOTIA,

                               CHEMICAL BANK

                                    and

                           THE BANK OF NEW YORK,

                             as the Co-Agents,

                                    and

                          THE BANK OF NOVA SCOTIA,

                        as the Administrative Agent.


                             TABLE OF CONTENTS

     Section                                                      Page

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

     1.1.        Defined Terms . . . . . . . . . . . . . . . . . .
     1.2.        Use of Defined Terms  . . . . . . . . . . . . . .
     1.3.        Cross-References  . . . . . . . . . . . . . . . .
     1.4.        Accounting and Financial Determinations;
                   No Duplication; Consolidation . . . . . . . . .

                                 ARTICLE II

                    COMMITMENTS, BORROWING, BIDDING AND
              ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

     2.1.        Commitments . . . . . . . . . . . . . . . . . . .
     2.1.1.      Revolving Loan Commitment . . . . . . . . . . . .
     2.1.2.      Lenders Not Permitted or Required to
                   Make Revolving Loans  . . . . . . . . . . . . .
     2.1.3.      Letter of Credit Commitment . . . . . . . . . . .
     2.1.4.      Issuer Not Permitted or Required to
                   Issue Letters of Credit . . . . . . . . . . . .
     2.2.        Reduction of Commitment Amounts . . . . . . . . .
     2.2.1.      Optional Reduction of Commitments . . . . . . . .
     2.2.2.      Mandatory Reduction of Commitments  . . . . . . .
     2.3.        Revolving Loan Borrowing Procedure and
                   Funding Maintenance . . . . . . . . . . . . . .
     2.3.1.      Continuation and Conversion Elections . . . . . .
     2.3.2.      Funding . . . . . . . . . . . . . . . . . . . . .
     2.4.        Competitive Bid Loans . . . . . . . . . . . . . .
     2.5.        Notes . . . . . . . . . . . . . . . . . . . . . .
     2.6.        Issuing the Letters of Credit . . . . . . . . . .
     2.6.1.      Drawings under the Letters of Credit  . . . . . .
     2.6.2.      Reimbursement on Demand . . . . . . . . . . . . .
     2.6.3.      Obligations Absolute  . . . . . . . . . . . . . .
     2.6.4.      Action in Respect of the Letters of
                   Credit  . . . . . . . . . . . . . . . . . . . .
     2.6.5.      Indemnification . . . . . . . . . . . . . . . . .
     2.6.6.      Deemed Disbursements  . . . . . . . . . . . . . .
     2.6.7.      Other Lenders' Participation  . . . . . . . . . .
     2.7.        Extension of Stated Maturity Date and
                   Maturity of Loans . . . . . . . . . . . . . . .
     2.7.1.      Request for Extension of Stated Maturity
                   Date and Maturity of Loans  . . . . . . . . . .
     2.7.2.      Consent to Extension of Stated Maturity
                   Date and Maturity of Loans  . . . . . . . . . .

                                ARTICLE III

                 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     3.1.        Repayments and Prepayments  . . . . . . . . . . .
     3.1.1.      Final Maturity  . . . . . . . . . . . . . . . . .
     3.1.2.      Voluntary Prepayments . . . . . . . . . . . . . .
     3.1.3.      Mandatory Prepayments . . . . . . . . . . . . . .
     3.1.4.      Acceleration of Stated Maturity Date  . . . . . .
     3.2.        Interest Provisions . . . . . . . . . . . . . . .
     3.2.1.      Rates . . . . . . . . . . . . . . . . . . . . . .
     3.2.2.      Post-Maturity Rates . . . . . . . . . . . . . . .
     3.2.3.      Payment Dates . . . . . . . . . . . . . . . . . .
     3.3.        Fees  . . . . . . . . . . . . . . . . . . . . . .
     3.3.1.      Commitment Fee  . . . . . . . . . . . . . . . . .
     3.3.2.      Letter of Credit Fee  . . . . . . . . . . . . . .
     3.3.3.      Agents' Fee . . . . . . . . . . . . . . . . . . .
     3.3.4.      Certain Other Fees  . . . . . . . . . . . . . . .

                                 ARTICLE IV

                   CERTAIN LIBO RATE AND OTHER PROVISIONS

     4.1.        LIBO Rate Lending Unlawful  . . . . . . . . . . .
     4.2.        Deposits Unavailable  . . . . . . . . . . . . . .
     4.3.        Increased LIBO Rate Loan Costs, etc.  . . . . . .
     4.4.        Funding Losses  . . . . . . . . . . . . . . . . .
     4.5.        Increased Capital Costs . . . . . . . . . . . . .
     4.6.        Taxes . . . . . . . . . . . . . . . . . . . . . .
     4.7.        Payments, Computations, etc.  . . . . . . . . . .
     4.8.        Sharing of Payments . . . . . . . . . . . . . . .
     4.9.        Setoff  . . . . . . . . . . . . . . . . . . . . .
     4.10.       Use of Proceeds . . . . . . . . . . . . . . . . .
     4.11.       Replacement of Lenders  . . . . . . . . . . . . .

                                 ARTICLE V

                      CONDITIONS TO CREDIT EXTENSIONS

     5.1.        Initial Credit Extension  . . . . . . . . . . . .
     5.1.1.      Resolutions, etc. . . . . . . . . . . . . . . . .
     5.1.2.      Delivery of Notes . . . . . . . . . . . . . . . .
     5.1.3.      Payment of Outstanding Indebtedness,
                   etc.  . . . . . . . . . . . . . . . . . . . . .
     5.1.4.      Opinions of Counsel . . . . . . . . . . . . . . .
     5.1.5.      Closing Fees, Expenses, etc.  . . . . . . . . . .
     5.1.6.      Termination of Existing Agreement . . . . . . . .
     5.2.        All Credit Extensions . . . . . . . . . . . . . .
     5.2.1.      Compliance with Warranties, No Default,
                   etc.  . . . . . . . . . . . . . . . . . . . . .
     5.2.2.      Credit Extension Request  . . . . . . . . . . . .
     5.2.3.      Satisfactory Legal Form . . . . . . . . . . . . .

                                 ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

     6.1.        Organization, etc.  . . . . . . . . . . . . . . .
     6.2.        Due Authorization, Non-Contravention,
                   etc.  . . . . . . . . . . . . . . . . . . . . .
     6.3.        Government Approval, Regulation, etc. . . . . . .
     6.4.        Validity, etc.  . . . . . . . . . . . . . . . . .
     6.5.        Financial Information . . . . . . . . . . . . . .
     6.6.        No Material Adverse Change  . . . . . . . . . . .
     6.7.        Litigation, etc.  . . . . . . . . . . . . . . . .
     6.8.        Subsidiaries  . . . . . . . . . . . . . . . . . .
     6.9.        Ownership of Properties . . . . . . . . . . . . .
     6.10.       Taxes . . . . . . . . . . . . . . . . . . . . . .
     6.11.       Pension and Welfare Plans . . . . . . . . . . . .
     6.12.       Environmental Warranties  . . . . . . . . . . . .
     6.13.       Regulations G, U and X  . . . . . . . . . . . . .
     6.14.       Accuracy of Information . . . . . . . . . . . . .

                                ARTICLE VII

                                 COVENANTS

     7.1.        Affirmative Covenants . . . . . . . . . . . . . .
     7.1.1.      Financial Information, Reports, Notices,
                   etc.  . . . . . . . . . . . . . . . . . . . . .
     7.1.2.      Compliance with Laws, etc.  . . . . . . . . . . .
     7.1.3.      Maintenance of Properties . . . . . . . . . . . .
     7.1.4.      Insurance . . . . . . . . . . . . . . . . . . . .
     7.1.5.      Books and Records . . . . . . . . . . . . . . . .
     7.1.6.      Environmental Covenant  . . . . . . . . . . . . .
     7.2.        Negative Covenants  . . . . . . . . . . . . . . .
     7.2.1.      Business Activities . . . . . . . . . . . . . . .
     7.2.2.      Designated Debt, Letters of Credit;
                   Subsidiary Debt . . . . . . . . . . . . . . . .
     7.2.3.      Liens . . . . . . . . . . . . . . . . . . . . . .
     7.2.4.      Financial Condition . . . . . . . . . . . . . . .
     7.2.5.      Investments . . . . . . . . . . . . . . . . . . .
     7.2.6.      Restricted Payments, etc. . . . . . . . . . . . .
     7.2.7.      Transactions with Affiliates  . . . . . . . . . .
     7.2.8.      Long Term Rental Obligations  . . . . . . . . . .
     7.2.9.      Take or Pay Contracts . . . . . . . . . . . . . .
     7.2.10.     Consolidation, Merger, etc. . . . . . . . . . . .
     7.2.11.     Asset Dispositions, etc.  . . . . . . . . . . . .
     7.2.12.     Restrictive Agreements, etc.  . . . . . . . . . .

                                ARTICLE VIII

                             EVENTS OF DEFAULT

     8.1.        Listing of Events of Default  . . . . . . . . . .
     8.1.1.      Non-Payment of Obligations  . . . . . . . . . . .
     8.1.2.      Breach of Warranty  . . . . . . . . . . . . . . .
     8.1.3.      Non-Performance of Certain Covenants and
                   Obligations . . . . . . . . . . . . . . . . . .
     8.1.4.      Non-Performance of Other Covenants and
                   Obligations . . . . . . . . . . . . . . . . . .
     8.1.5.      Default on Other Indebtedness or
                   Agreements  . . . . . . . . . . . . . . . . . .
     8.1.6.      Judgments . . . . . . . . . . . . . . . . . . . .
     8.1.7.      Pension Plans . . . . . . . . . . . . . . . . . .
     8.1.8.      Control of the Borrower . . . . . . . . . . . . .
     8.1.9.      Bankruptcy, Insolvency, etc.  . . . . . . . . . .
     8.2.        Action if Bankruptcy  . . . . . . . . . . . . . .
     8.3.        Action if Other Event of Default  . . . . . . . .

                                 ARTICLE IX

                                 THE AGENTS

     9.1.        Actions . . . . . . . . . . . . . . . . . . . . .
     9.2.        Funding Reliance, etc.  . . . . . . . . . . . . .
     9.3.        Exculpation . . . . . . . . . . . . . . . . . . .
     9.4.        Successor . . . . . . . . . . . . . . . . . . . .
     9.5.        Credit Extensions by an Agent.  . . . . . . . . .
     9.6.        Credit Decisions  . . . . . . . . . . . . . . . .
     9.7.        Copies, etc.  . . . . . . . . . . . . . . . . . .

                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

     10.1.       Waivers, Amendments, etc. . . . . . . . . . . . .
     10.2.       Notices . . . . . . . . . . . . . . . . . . . . .
     10.3.       Payment of Costs and Expenses . . . . . . . . . .
     10.4.       Indemnification . . . . . . . . . . . . . . . . .
     10.5.       Survival  . . . . . . . . . . . . . . . . . . . .
     10.6.       Severability  . . . . . . . . . . . . . . . . . .
     10.7.       Headings  . . . . . . . . . . . . . . . . . . . .
     10.8.       Execution in Counterparts,
                   Effectiveness, etc. . . . . . . . . . . . . . .
     10.9.       Governing Law; Entire Agreement . . . . . . . . .
     10.10.      Successors and Assigns  . . . . . . . . . . . . .
     10.11.      Sale and Transfer of Loans and Note;
                   Participations in Loans and Note  . . . . . . .
     10.11.1.    Assignments . . . . . . . . . . . . . . . . . . .
     10.11.2.    Participations  . . . . . . . . . . . . . . . . .
     10.12.      Other Transactions  . . . . . . . . . . . . . . .
     10.13.      Forum Selection and Consent to
                   Jurisdiction  . . . . . . . . . . . . . . . . .
     10.14.      Waiver of Jury Trial  . . . . . . . . . . . . . .

     EXHIBIT A-1    Form of Revolving Loan Note
     EXHIBIT A-2    Form of Competitive Bid Loan Note
     EXHIBIT B-1    Form of Revolving Loan Borrowing Request
     EXHIBIT B-2    Form of Competitive Bid Loan Borrowing Request
     EXHIBIT B-3    Form of Issuance Request
     EXHIBIT C-1    Form of Invitation for Bid Loan Quotes
     EXHIBIT C-2    Form of Competitive Bid Loan Offer
     EXHIBIT C-3    Form of Competitive Bid Loan Acceptance
     EXHIBIT D      Form of Lender Assignment Agreement
     EXHIBIT E      Form of Compliance Certificate
     EXHIBIT F      Form of Continuation/Conversion Notice
     EXHIBIT G      Form of Extension Request
     EXHIBIT H      Form of Opinion of Counsel to the Borrower
     EXHIBIT I      Form of Opinion of Counsel to the Administrative
                      Agent


                         REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT, dated as of September 28, 1994, among HANDY & HARMAN, a New York corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank"), CHEMICAL BANK ("Chemical") and THE BANK OF NEW YORK ("BONY"), as co-agents (in such capacity, individually referred to as a "Co-Agent" and collectively referred to as the "Co-Agents"), and Scotiabank, as administrative agent (in such capacity, together with any successor appointed pursuant to Section 9.4, the "Administrative Agent") for the Lenders,

                            W I T N E S S E T H:

          WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the businesses described in the Borrower's Annual Report on Form 10-K for the 1993 Fiscal Year;

          WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Revolving Loans and Letters of Credit (including the Existing Letters of Credit), in a maximum aggregate principal and stated amount at any one time outstanding not to exceed $161,250,000, will be made to, or issued for the account of, the Borrower from time to time prior to the Commitment Termination Date;

          WHEREAS, the Borrower also desires the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid for (on an uncommitted basis) and to make short-term loans (in the form of Competitive Bid Loans) to the Borrower;

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to

               (a)  extend such Commitments;

               (b)  make Revolving Loans to the Borrower;

               (c)  issue (or participate in) Letters of Credit
          (including the Existing Letters of Credit) for the benefit of the Borrower and its Subsidiaries; and

               (d)  provide such a procedure to make Competitive Bid
          Loans; and

          WHEREAS, the proceeds of such Credit Extensions will be used to refinance in full all amounts under the Existing Agreement and for the general corporate purposes of the Borrower and its Subsidiaries;


          NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender, a fixed rate of interest per annum
     (rounded to the nearest 1/100th of 1%) offered by such Lender and accepted by the Borrower.

          "Absolute Rate Auction" means a solicitation of Competitive Bid Loan quotes at an Absolute Rate pursuant to Section 2.4.

          "Absolute Rate Loan" means a Competitive Bid Loan which bears interest at an Absolute Rate.

          "Adjusted Consolidated Tangible Net Worth" means the sum of

               (a)  Consolidated Tangible Net Worth

     plus

               (b) 40% of the excess of the Market Value of the Borrower's and its Subsidiaries' owned precious metal holdings over the LIFO cost of such holdings as set forth in the Borrower's consolidated financial statements delivered to the Lenders pursuant to clause (a) or (b) of Section 7.1.1.


               "Administrative Agent" is defined in the preamble.

          "Affected LIBO Lender" is defined in Section 4.3.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan); provided, that none of Mario Gabelli, Gabelli Funds, Inc., Gamco Investors, Inc., Gabelli & Company, Inc. or Gabelli Performance Partnership shall be considered an "Affiliate" of the Borrower. "Control" and its derivatives means the power, directly or indirectly,

               (a) to vote 10% or more of the securities or other ownership or beneficial interests (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of any Person; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" means, as the context may require, either
     Scotiabank, BONY or Chemical, acting in their capacity as Co-Agent, or Administrative Agent.


          "Agreement" means, on any date, this Revolving Credit
     Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, restated, supplemented, amended and restated, or otherwise modified and in effect on such date.

          "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently established by Scotiabank at its Domestic Office as its base rate for Dollar loans in the United States; and

               (b) the Federal Funds Rate for such date plus 1/2 of 1%.

     The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on any Loans or other Obligations accruing interest at the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give prompt notice to the Borrower and the Lenders of changes in the Alternate Base Rate.

          "Assignee Lender" is defined in Section 10.11.1.

          "Authorized Officer" means those officers of the Borrower whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

          "Base Rate Loan" means a Revolving Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

          "BONY" is defined in the preamble.

          "Borrower" is defined in the preamble.

          "Borrowing" means, as the context may require, either a Competitive Bid Loan Borrowing or a Revolving Loan Borrowing.

          "Borrowing Request" means, as the context may require, either a Revolving Loan Borrowing Request or a Competitive Bid Loan Borrowing Request.

          "Business Day" means

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

               (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans or Competitive Bid Loans made as a result of a LIBOR Auction, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, including the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

          "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalent Investment" means, at any time:

               (a) any obligation issued or guaranteed by the United States Government or any agency thereof, maturing not more than one year after such time;

               (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than the Borrower or an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

               (ii)  any Lender (or its holding company);

               (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has total assets of not less than $5,000,000,000 and commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

               (ii)  any Lender; or

               (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

               (i) is secured by a fully perfected security interest (which may be hold in custody, tri-party custodian or deliver out) in any obligation of the type described in any of clauses (a) through (c), and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

          "Chemical" is defined in the preamble.

          "Co-Agent" is defined in the preamble.

          "Co-Agents" is defined in the preamble.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commitment" means, as the context may require, the Revolving Loan Commitment or the Letter of Credit Commitment.

          "Commitment Termination Date" means, as the context may require, the Letter of Credit Commitment Termination Date or the Loan Commitment Termination Date.

          "Commitment Termination Event" means

               (a)  the occurrence of any Default described in clauses
          (a) through (d) of Section 8.1.9; or

               (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

          "Competitive Bid Loan" means a loan made by a Lender to the Borrower based on the LIBO Rate or the Absolute Rate as part of a Competitive Bid Loan Borrowing resulting from the procedure described in Section 2.4.

          "Competitive Bid Loan Acceptance" means an acceptance by the Borrower of a Competitive Bid Loan Offer pursuant to clause (e) of Section 2.4, substantially in the form of Exhibit C-3 attached hereto.

          "Competitive Bid Loan Borrowing" means Competitive Bid Loans made pursuant to the same Competitive Bid Loan Request by the Lender or each of the Lenders whose offer to make such Competitive Bid Loans as part of such requested Borrowing has been accepted by the Borrower pursuant to clause (e) of Section 2.4.

          "Competitive Bid Loan Borrowing Request" means a certificate requesting that the Lenders extend offers to make Competitive Bid Loans, duly executed by an Authorized Officer substantially in the form of Exhibit B-2 attached hereto.

          "Competitive Bid Loan Maturity Date" is defined in clause (a)(iii) of Section 2.4.

          "Competitive Bid Loan Note" means any promissory note of the Borrower, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Competitive Bid Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Competitive Bid Loan Offer" means an offer by a Lender to make a Competitive Bid Loan pursuant to clause (c) of
     Section 2.4, substantially in the form of Exhibit C-2 attached hereto.

          "Competitive Bid Rate" means, as the context may require, either the Absolute Rate or the LIBO Rate (plus the LIBO Rate Bid Margin) offered by a Lender in a Competitive Bid Loan Offer in respect of a Competitive Bid Loan proposed pursuant to Section 2.4.

          "Compliance Certificate" means a certificate duly executed and delivered by an Authorized Officer pursuant to Section 7.1.1, in substantially the form of Exhibit E hereto.

          "Consignment Facilities" means, collectively, (i) the Fee Consignment Agreement dated as of the date hereof between the Borrower (as consignee) and Scotiabank (as consignor), (ii) the Short-Term Fee Consignment Agreement dated as of the date hereof between the Borrower (as consignee) and Scotiabank (as consignor), (iii) the Dollar Supply Agreement dated as of the date hereof among the Borrower (as consignee), Scotiabank (as consignor), the financial institutions parties thereto, Scotiabank, BONY and Chemical Bank as the co-agents, and Scotiabank as the administrative agent and (iv) the Short-Term Dollar Supply Agreement dated as of the date hereof among the Borrower (as consignee), Scotiabank (as consignor), the financial institutions parties thereto, Scotiabank, BONY and Chemical Bank as the co-agents, and Scotiabank as the administrative agent, in each case as such agreements may be amended, supplemented, amended and restated or otherwise modified pursuant to the terms thereof.

          "Consolidated Tangible Net Worth" means the excess of

               (a)  the sum of

               (i) the par value (or value stated on the books of the Borrower) of the capital stock of all classes of the Borrower, plus (or minus in the case of a surplus deficit),

               (ii) the amount of the consolidated surplus, whether capital or earned, of the Borrower and its Subsidiaries over

               (b)  the sum of

               (i) treasury stock, subscribed but unissued stock, unamortized debt discount and expense, good will, trademarks, trade names, patents and other intangible assets (but not deferred charges) of the Borrower, and

               (ii) all write-ups in the book value of any assets owned by the Borrower or its Subsidiaries subsequent to March 16, 1992, other than write-ups of assets (and assets of Subsidiaries) acquired by the Borrower and/or its Subsidiaries (exclusive of goodwill) that are made in connection with the acquisition thereof.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon or with respect to (by direct or indirect agreement, contingent or otherwise, to provide funds for payment (including an agreement to cause a letter of credit to be issued for the benefit of another Person), to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss, including an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or services for the purpose of enabling a debtor to make payment of its obligations) the Indebtedness, obligation or any other liability, net worth, working capital or earnings of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

          "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer, substantially in the form of Exhibit F attached hereto.

          "Contract" is defined in clause (a) of Section 2.6.3.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "Credit Extension" means, as the context may require,

               (a)  the making of a Loan by a Lender; or

               (b) the issuance of any Letter of Credit by the Issuer.

          "Credit Extension Request" means any Borrowing Request or Issuance Request.

          "Current Debt" means the aggregate amount of current maturities of the consolidated Debt of the Borrower and its Subsidiaries (other than the Loans and Debt, if any, under the Consignment Facilities), determined in accordance with GAAP.

          "Debt" means (i) the outstanding principal and stated amount of the consolidated Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b) and
     (c) of the definition of "Indebtedness" and, without duplication,
     (ii) any Contingent Liabilities of the Borrower and its Subsidiaries in respect of any types of the Indebtedness described in clause (i) above, other than Contingent Liabilities under the Consignment Facilities; provided, however, that "Debt" shall not include Indebtedness of Non-Recourse Joint Ventures.

          "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Designated Debt" means the aggregate amount of (i) Current Debt, and (ii) outstanding Loans and Letter of Credit
     Outstandings.

          "Disbursement" means any payment made under a Letter of Credit by the Issuer thereof to the beneficiary (or its assignee or transferee) of such Letter of Credit.

          "Disbursement Date" is defined in Section 2.6.1.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

          "Dollar" and the symbol "$" mean lawful money of the United
     States.

          "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other party hereto.

          "EBIT" shall mean, for any period, the sum for such period of all amounts which, in accordance with GAAP, would be included on the consolidated financial statements of the Borrower and its Subsidiaries as

               (a)  Net Income;

     plus

               (b)  Interest Expense;

     plus

               (c) to the extent deducted in determining Net Income, provisions for income taxes.

          "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

          "Eligible Receivable" shall mean any Receivable of the Borrower or any of its Subsidiaries which:

               (a) is lawfully owned by the Borrower or such Subsidiary free and clear of any Lien (other than Liens permitted under Section 7.2.3);

               (b) is a valid, binding and legally enforceable obligation of the obligor under such Receivable;

               (c)  is not subject to any dispute, setoff,
          counterclaim, or other claim or defense on the part of the obligor thereunder, and is not subject to an obligor denying liability under such Receivable in whole or in part;

               (d) is a bona fide Receivable arising from the sale (on an absolute, and not a consignment, approval, or sale-and-return basis, it being understood that the exchange of damaged goods by the Borrower or any of its Subsidiaries in the ordinary course of its business consistent with past practice shall not constitute any such consignment, approval or sale-and-return basis) of goods by the Borrower or such Subsidiary, in the ordinary course of its business, which goods have been shipped or delivered to the obligor thereunder;

               (e) is payable not more than 90 days after the shipping of goods giving rise to such Receivable, and is not more than 60 days past due;

               (f)  has not been written off or reserved against; and

               (g)  is the obligation of an obligor which is neither:

               (i)  an Affiliate of the Borrower, nor

               (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other like proceeding, or any other event of the nature set forth in clauses (a) through (d) of Section 8.1.9;

     provided, that notwithstanding the foregoing, "Eligible
     Receivable" shall also include 75% of the amount of the GO/DAN
     Receivable.

          "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Event of Default" is defined in Section 8.1.

          "Existing Agreement" means the Revolving Credit Agreement, dated as of March 16, 1992 (as amended or otherwise modified from time to time prior to the Effective Date), among the Borrower, certain financial institutions parties thereto, The Bank of Nova Scotia, The Chase Manhattan Bank, N.A. and Chemical Bank as the co-agents and The Bank of Nova Scotia, as administrative agent.

          "Existing Letters of Credit" means each of the letters of credit identified in Item 1 of the Disclosure Schedule.

          "Extension Request" means an extension request duly executed by an Authorized Officer, substantially in the form of Exhibit G hereto.

          "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in the City of New York, for the next preceding Business Day) by the Federal Reserve Bank of New York; provided, however, that if such rate is not so published for any day which is a Business Day in the City of New York, the rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the confidential letter agreement, dated as of June 28, 1994, as modified by the letter agreement dated July 29, 1994, each by and between the Borrower and Scotiabank and as further amended, restated, supplemented, amended and restated or otherwise modified from time to time.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1993 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "GAAP" is defined in Section 1.4.

          "GO/DAN Receivable" means the Receivable owing to the Borrower on the Effective Date (i) of which GO/DAN Industries is the account obligor and (ii) which on the Effective Date had a principal balance of $8,078,571, as such amount may be reduced by payments thereon from time to time (but not increased in any manner).

          "Hazardous Material" means

               (a)  any "hazardous substance", as defined by CERCLA;

               (b)any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

               (c)any crude oil or petroleum or any fraction thereof;

               (d) asbestos, radioactive materials or polychlorinated biphenyls in any form or condition; or

               (e)any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and similar agreements and arrangements entered into in respect of interest rates, and all hedging agreements or arrangements entered into in respect of fluctuations in currency exchange rates.

          "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

               (a)  which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

          "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters or to matters specifically mentioned.

          "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b)  all obligations (without duplication of
          obligations set forth in clause (a)), contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

               (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined (other than deferred taxes);

               (e)  net liabilities of such Person under all Hedging
          Obligations;

               (f) to the extent included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall not include the Indebtedness of a Non-Recourse Joint Venture.

          "Indemnified Liabilities" is defined in Section 10.4.

          "Indemnified Parties" is defined in Section 10.4.

          "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, of

          (a)  EBIT

     to

          (b)  Interest Expense.

          "Interest Expense" means, for any period, the aggregate amount of interest expense of the Borrower and its Subsidiaries for such period which, in accordance with GAAP, would be included on the consolidated financial statements of the Borrower, including without limitation the portion of any rent paid on Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP and including fees or rents arising from or relating to consignment or leasing of precious metals other than up-front fees paid on the Effective Date to the Lenders. Any such interest expense which is subject to a Hedging Obligation will be calculated on the net effect of any payments made by the other party to such Hedging Obligation.

          "Interest Period" means

               (a) relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.3.1 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.3.1; provided, however, that

               (i) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Borrowing shall be of the same duration,

               (ii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the next preceding Business Day, and

               (iii) no Interest Period may end later than the Stated Maturity Date; and

               (b) relative to each Competitive Bid Loan made at a LIBOR Auction, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in accordance with
          Section 2.4; provided that:

               (i) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the next preceding Business Day, and

               (ii) no Interest Period may end later than the Stated Maturity Date.

     No more than five Interest Periods shall be in effect at any one time.

          "Investment" means any investment in any Person, whether by means of share purchase, capital, equity or similar contribution, loan, advance, time deposit or otherwise (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property, as reasonably determined in good faith by the Borrower at the time of such transfer or exchange.

          "Invitation for Bid Loan Quotes" means an Invitation for Bid Loan Quotes delivered by the Administrative Agent to the Lenders pursuant to clause (b) of Section 2.4, in substantially the form of Exhibit C-1 hereto.

          "Issuance Date" is defined in Section 2.6.

          "Issuance Request" means an issuance request duly completed and executed by an Authorized Officer, substantially in the form of Exhibit B-3 hereto.

          "Issuer" means, (i) Scotiabank in its individual capacity hereunder (and not in its capacity as a Co-Agent or the Administrative Agent), (ii) at the request of Scotiabank and with the Borrower's consent, another Lender issuing one or more Letters of Credit hereunder, or (iii) at such time that the long-term unsecured debt of Scotiabank is not rated at least AA3 or AA- or its equivalent by Moody's Investors Service or Standard & Poor's Corporation, respectively, at the Borrower's request and with a Lender's consent, such Lender issuing one or more Letters of Credit hereunder.

          "Lender Assignment Agreement" means a Lender Assignment
     Agreement substantially in the form of Exhibit D attached hereto.

          "Lenders" is defined in the preamble.

          "Letter of Credit" means the Existing Letters of Credit and each other letter of credit issued hereunder by the Issuer for the account of the Borrower, in form customarily used by the Issuer and in a Stated Amount requested by the Borrower.

          "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit for the account of the Borrower pursuant to Section 2.6 and, with respect to each of the other Lenders, the obligation of each such Lender to participate in such Letter of Credit pursuant to Section 2.6.7.

          "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

          "Letter of Credit Commitment Termination Date" means the earliest of

               (a)the Stated Maturity Date;

               (b) the date on which the Letter of Credit Commitment Amount or the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c)  the date on which any Commitment Termination
          Event occurs.

     Upon the occurrence of any event described in clause (b) or (c), the Letter of Credit Commitment shall terminate automatically and without any further action.

          "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

               (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit plus
               (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

               (a) Debt (other than obligations (contingent or otherwise) relative to the face amount of all letters of credit (including Letters of Credit), whether or not drawn, issued for the account of the Borrower and its Subsidiaries)

     to

               (b)  Adjusted Consolidated Tangible Net Worth.

          "LIBO Rate" is defined in Section 3.2.1.

          "LIBO Rate Bid Margin" means, in respect of Competitive Bid Loans based on a LIBOR Auction, the margin above or below the applicable LIBO Rate offered for each such Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to such rate.

          "LIBO Rate Loan" means a Revolving Loan bearing interest, at all times during an Interest Period applicable to such Revolving Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

          "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

          "LIBOR Auction" means a solicitation of Competitive Bid Loan quotes pursuant to Section 2.4 hereof based on the LIBO Rate.

          "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans or Competitive Bid Loans based on a LIBOR Auction.

          "LIBOR Reserve Percentage" is defined in Section 3.2.1.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan Commitment Amount" means, on any day, $161,250,000, as such amount may be reduced from time to time pursuant to
     Section 2.2.

          "Loan Commitment Termination Date" means the earliest of

               (a)  the Stated Maturity Date;

               (b) the date on which the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

               (c) the date on which any Commitment Termination Event occurs.

     Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitment shall terminate automatically and without further action.

          "Loan Document" means this Agreement, the Notes, each Letter of Credit, the Fee Letter and each other agreement, document or instrument delivered pursuant hereto or thereto, whether or not mentioned herein or therein.

          "Loans" means, as the context may require, either a Competitive Bid Loan or a Revolving Loan.

          "Market Value" for precious metals shall mean, as of the date of any determination thereof, the value based on the average of the prices of such asset, with respect to gold or silver, as published by Handy & Harman (or if not so published by Handy & Harman, the price as determined by the London P.M. Fix on such date), and, with respect to platinum or palladium, as determined by the London P.M. Fix, on each day during the three month period ending on the date of such determination.

          "Net Disposition Proceeds" means the gross proceeds received by the Borrower or any of its Subsidiaries from the sale or other disposition of any of their respective assets pursuant to clause
     (c) of Section 7.2.11, less reasonable selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof; provided that if the Borrower shall receive a note as part of all of the consideration for such sale or other disposition, the "Net Disposition Proceeds" shall be deemed to include amounts payable on such note at such times as such amounts are actually paid (provided, that an aggregate amount of no more than $1,000,000 in any given Fiscal Year may be evidenced by such notes); and provided, further, that in the event that the actual taxes paid in respect of any such sale or other disposition are less than the good faith estimated taxes at the time of such sale, "Net Disposition Proceeds" shall be deemed to include such difference on the date payment of such taxes is due or the date payment of such taxes is determined not to be due.

          "Net Income" means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period
     (excluding any extraordinary gains and losses).

          "Non-Consenting Lender" is defined in clause (d) of
     Section 2.7.2.

          "Non-Recourse Joint Venture" means a joint venture (i) to which a Non-Recourse Subsidiary is a party and (ii) whose Indebtedness is non-recourse to the Borrower or any of its Subsidiaries which is not the Non-Recourse Subsidiary party thereto or any of their respective assets.

          "Non-Recourse Subsidiary" means a direct or indirect Subsidiary of the Borrower (i) which was formed solely for the purpose of entering into a Non-Recourse Joint Venture and (ii) whose Indebtedness is non-recourse to the Borrower or any other Subsidiary of the Borrower or any of their respective assets.

          "Note" means, as the context may require, a Competitive Bid Loan Note or a Revolving Loan Note.

          "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

          "Organic Document" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

          "Participant" is defined in Section 10.11.2.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

          "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

          "Receivable" shall mean any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect, from time to time, in the State of New York) and any instrument (as that term is defined in Section 9-105 of the Uniform Commercial Code as in effect from time to time, in the State of New York).

          "Reference Lenders" means Scotiabank, BONY and Chemical.

          "Reimbursement Obligation" is defined in Section 2.6.3.

          "Release" means a "release", as such term is defined in CERCLA.

          "Replacement Notice" is defined in Section 4.11.

          "Required Lenders" means, at any time,

               (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Credit Extensions (after giving effect to Section 2.6.7) and, without duplication, Letter of Credit Outstandings and other Obligations to be due and payable pursuant to Section 8.3, Lenders whose Percentages equal or exceed 51%; or

               (b)  with respect to the declaration of the
          acceleration of the maturity of all or any portion of the outstanding principal amount of the Credit Extensions and, without duplication, Letter of Credit Outstandings and other Obligations to be due and payable pursuant to Section 8.3, Lenders holding 51% or more of the aggregate principal amount of the Credit Extensions (after giving effect to Section 2.6.7) then outstanding.

          "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

          "Revolving Loan" is defined in Section 2.1.1.

          "Revolving Loan Borrowing" means Revolving Loans of the same type and, in the case of LIBO Rate Loans, having the same
     Interest Period, made by all Lenders on the same Business Day pursuant to the same Revolving Loan Borrowing Request in accordance with Section 2.1.

          "Revolving Loan Borrowing Request" means a certificate requesting Revolving Loans duly executed by an Authorized
     Officer, substantially in the form of Exhibit B-1 attached hereto.

          "Revolving Loan Commitment" is defined in Section 2.1.1.

          "Revolving Loan Note" means any promissory note of the Borrower in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from Revolving Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Scotiabank" is defined in the preamble.

          "Short Term Credit Agreement" means the Short Term Revolving Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Borrower, the various financial institutions as are or may become parties thereto, Scotiabank, Chemical and BONY, as co-agents and Scotiabank, as administrative agent.

          "Stated Amount" of each Letter of Credit means the amount available to be drawn thereunder upon the issuance thereof or, if higher, the maximum amount that may be drawn under such Letter of Credit prior to the Stated Expiration Date therefor.

          "Stated Expiration Date" means the date on which any Letter of Credit is stated, by its terms, to expire, which date shall in no event be later than the earlier of one year from the date of its issuance and the Letter of Credit Commitment Termination Date.

          "Stated Maturity Date" means September 28, 1997, as such date may be extended pursuant to Section 2.7.

          "Subject Lender" is defined in Section 4.11.

          "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Taxes" is defined in Section 4.6.

          "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

          "United States" or "U.S." means the United States of
     America, its fifty States and the District of Columbia.

          "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

          SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in any Loan Document, Borrowing Request, Issuance Request, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

          SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          SECTION 1.4. Accounting and Financial Determinations; No Duplication; Consolidation. Unless otherwise specified, (i) all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the U.S. ("GAAP"), and (ii) all accounting determinations and computations hereunder or under any other Loan Documents (including under Section 7.2.4) shall be made without duplication and on a consolidated basis for the Borrower and its Subsidiaries.

                                 ARTICLE II

                    COMMITMENTS, BORROWING, BIDDING AND
              ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT

          SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V),

               (a) each Lender severally agrees to make Revolving Loans pursuant to the Revolving Loan Commitment described in
          Section 2.1.1; and

               (b) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to
          Section 2.6.7.

          SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Revolving Loan Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this
     Section 2.1.1 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time prior to the Loan Commitment Termination Date borrow, prepay and reborrow Revolving Loans.

          SECTION 2.1.2. Lenders Not Permitted or Required to Make Revolving Loans. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto and to any repayment of Credit Extensions to be made with the proceeds thereof, the aggregate unpaid principal amount of all Loans outstanding to all Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the Loan Commitment Amount.

          SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Letter of Credit Commitment Termination Date, the Issuer

               (a)  will issue one or more Letters of Credit; and

               (b) may, upon request of the Borrower, extend the Stated Expiration Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Letter of Credit Commitment Termination Date and (y) one year from the date of such extension.

          SECTION 2.1.4. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto,

               (a)  the aggregate amount of all Letter of Credit
          Outstandings would exceed the Letter of Credit Commitment
          Amount; or

               (b) the sum of all Letter of Credit Outstandings plus the aggregate unpaid principal amount of all Loans then outstanding would exceed the Loan Commitment Amount.

          SECTION 2.2.  Reduction of Commitment Amounts.  The
     Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.


              SECTION 2.2.1. Optional Reduction of Commitments. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that (i) all such reductions shall require at least three Business Days' prior written irrevocable notice to the Administrative Agent and be permanent, (ii) any partial reduction of (A) the Loan Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 and (B) the Letter of Credit Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $250,000, (iii) except as provided below, the Loan Commitment Amount may not be so reduced to an amount less than the then Letter of Credit Commitment Amount and
     (iv) except as provided below, the Borrower may not reduce the Letter of Credit Commitment Amount to an amount less than the then Letter of Credit Outstandings; and provided, further, that the Borrower may terminate the Commitments in whole if, at the time of and as a condition of such termination, (x) the Borrower shall have repaid in full the aggregate outstanding principal amount of all Revolving Loans and Reimbursement Obligations, together with all accrued interest and fees thereon to the date of termination, and (y) all unexpired Letters of Credit shall have been returned to the Issuer for cancellation.

          SECTION 2.2.2. Mandatory Reduction of Commitments. Immediately upon the sale, lease, transfer, contribution or conveyance of an asset pursuant to clause (c) of Section 7.2.11, the Loan Commitment Amount shall be automatically reduced by an amount equal to the aggregate Net Disposition Proceeds of such sale, lease, transfer, contribution or conveyance.

              SECTION 2.3. Revolving Loan Borrowing Procedure and Funding Maintenance. By delivering a Revolving Loan Borrowing Request to the Administrative Agent at or before 10:00 a.m. (New York City time), on a Business Day, the Borrower may from time to time irrevocably request, (x) on not less than three nor more than five Business Days' notice, in the case of LIBO Rate Loans, and
     (y) on not more than five Business Days' notice (but before 10:30 a.m. (New York City time) on the date such Borrowing is to occur), in the case of Base Rate Loans, that a Revolving Loan Borrowing be made by all the Lenders in a minimum amount of $10,000,000 and an integral multiple of $1,000,000, or, if less, in the unused amount of the Revolving Loan Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of a Revolving Loan Borrowing Request. On the terms and subject to the conditions of this Agreement, each Revolving Loan Borrowing shall be comprised of the type of Revolving Loans, and shall be made on the Business Day, specified in such Revolving
     Loan Borrowing Request. On or before 11:00 a.m. (New York City time) (in the case of LIBO Rate Loans), and 12:00 (noon) (New
     York City time), in the case of a Base Rate Loan, on the Business
     Day that such Revolving Loan Borrowing is to be made, each Lender shall deposit with the Administrative Agent immediately available funds in an amount equal to such Lender's Percentage of the requested Revolving Loan Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Revolving Loan Borrowing Request. No Lender's obligation to make any Revolving
     Loan shall be affected by any other Lender's failure to make any Revolving Loan.

          SECTION 2.3.1. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. (New York City time), on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000, of any Revolving Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, on the last day of an Interest Period with respect thereto be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i), except as provided in Section 4.1, each such conversion or continuation shall be pro rated among the applicable outstanding Revolving Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Revolving Loan may be continued as, or be converted into, a LIBO Rate Loan when any Default has occurred and is continuing.

          SECTION 2.3.2. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder, or to make a Competitive Bid Loan based on a LIBOR Auction, by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan or Competitive Bid Loan, as the case may be; provided, however, that such LIBO Rate Loan or Competitive Bid Loan, as the case may be, shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan or Competitive Bid Loan, as the case may be, shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of
     Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

          SECTION 2.4. Competitive Bid Loans. Subject to the terms and conditions of this Agreement (including Article V), each Lender severally agrees that the Borrower may request that Competitive Bid Loan Borrowings under this Section 2.4 be made from time to time on any Business Day prior to the date occurring 15 Business Days prior to the Loan Commitment Termination Date in the manner set forth below; provided, however, that following the making of each Competitive Bid Loan Borrowing, the aggregate amount of all Loans and Letter of Credit Outstandings then outstanding shall not exceed the Loan Commitment Amount and the Borrower hereby agrees to make a mandatory prepayment of Loans on the date of each Competitive Bid Loan Borrowing with the proceeds of Competitive Bid Loans to the extent necessary to reduce the outstanding principal amount of all Loans and Letter of Credit Outstandings (after giving effect to such Competitive Bid Loan Borrowing) to an amount not in excess of the Loan Commitment Amount.

               (a) Competitive Bid Loan Borrowing Request. The Borrower may request Competitive Bid Loan Borrowings under this Section 2.4 by delivering to the Administrative Agent, not later than 10:00 a.m. (New York City time) at least (x) five Business Days prior to the date of the proposed Competitive Bid Loan Borrowing (in the case of LIBOR Auctions) or (y) one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing (in the case of an Absolute Rate Auction), a revocable Competitive Bid Loan Borrowing Request (which shall constitute an invitation to the Lenders to extend Competitive Bid Loan quotes to the Borrower, and which may contain requests for up to three different Competitive Bid Loan Borrowings), specifying

               (i)the proposed date (which shall be a Business Day) and aggregate principal amount or amounts of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing (each of which such Competitive Bid Loan shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000) (and, subject to the proviso contained in the first sentence of this Section, which principal amount may exceed the Loan Commitment Amount then available to be borrowed),

                   (ii) whether the Competitive Bid Loan quotes requested
               are to set forth a LIBO Rate Bid Margin or an Absolute Rate (or a combination thereof),

                  (iii) the proposed maturity date or dates (each a "Competitive Bid Loan Maturity Date") for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date or dates may not be later than the earlier of the date occurring (A) six months after the date of such Competitive Bid Loan Borrowing or (B) the Loan Commitment Termination Date), and

                   (iv) in the case of Competitive Bid Loans based on the
               LIBOR Auction, the proposed duration of the Interest Period applicable thereto.

               (b) Invitation for Bid Loan Quotes. Promptly upon receipt of a Competitive Bid Loan Borrowing Request but in no event later than 2:30 p.m. (New York City time) on the date of such receipt, the Administrative Agent shall send to the Lenders by facsimile an Invitation for Bid Loan Quotes substantially in the form of Exhibit C-1 attached hereto containing the information contained in the applicable Competitive Bid Loan Request and which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Loan quotes in response thereto.

               (c)  Submission and Contents of Bid Loan Quotes.

               (i)If any Lender, in its sole discretion, elects to offer to make a Competitive Bid Loan to the Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate of interest specified by such Lender in its sole discretion, it shall deliver to the Administrative Agent not later than (x) 11:00 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or
               (y) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, a Competitive Bid Loan Offer, which must comply with the requirements of this clause, in the form of Exhibit C-2 hereto; provided, that Competitive Bid Loan quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 10:45 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or
               (y) 9:15 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles V and VIII, such Competitive Bid Loan Offer shall be irrevocable except with the written consent of the Administrative Agent, given on the instructions of the Borrower, and shall specify

               (A) the proposed date of Borrowing, which shall be the same as that set forth in the applicable Invitation for Bid Loan Quotes,

               (B) the principal amount of the Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing, which principal amount may be greater than, less than or equal to such Lender's Percentage of the Loan Commitment Amount, but which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000,

               (C) in the case of a LIBOR Auction, the LIBO Rate Bid Margin, and in the case of an Absolute Rate Auction, the Absolute Rate therefor, and

               (D) the identity of the quoting Lender.

                   (ii) Any Competitive Bid Loan Offer that:

                          (A)  is not substantially in the form of
                     Exhibit C-2 hereto or does not specify all of the information required in clause (c) of this Section;

                          (B)  contains qualifying, conditional or
                     similar language;

                          (C)  contains proposed terms other than or
                     in addition to those set forth in the applicable Invitation for Bid Loan Quotes; or

                          (D)  arrives after the time set forth in
                     clause (c) of this Section

           shall be disregarded by the Administrative Agent.

                (d) Notice to Borrower. The Administrative Agent shall (by telephone confirmed by telecopy), by 1:00 p.m. (New York City time) (on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction) and 10:00 a.m. (New York City time) (on the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the Borrower of the terms of any Competitive Bid Loan Offer submitted by a Lender that is in accordance with clause (c) of this Section. Any subsequent Competitive Bid Loan Offer of a Lender shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Loan Offer is submitted solely to correct a manifest error in such earlier Competitive Bid Loan Offer. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received in respect of the related Invitation for Bid Loan Quotes, (B) the respective principal amounts and Competitive Bid Rates so offered, and (C) the identity of such quoting Lenders.

                (e) Competitive Bid Loan Acceptance. The Borrower shall, in turn, before (x) 4:00 p.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 12:00
           (noon) (New York City time) on the date of such proposed Competitive Bid Loan Borrowing, in the case of an Absolute Rate Auction, either

                     (i) irrevocably cancel the Competitive Bid Loan Borrowing Request that requested such Competitive Bid Loan Borrowing by giving the Administrative Agent (which shall promptly notify each Lender) telephonic notice (promptly confirmed in writing) to that effect (and, for purposes of this Section, a failure on the part of the Borrower to timely notify the Administrative Agent under the terms of this clause shall be deemed to be non-acceptance of all offers so notified to it pursuant to clause (d) above), or

                     (ii)  irrevocably accept one or more of the
                offers made by any Lender or Lenders pursuant to clause (d) above, in its sole discretion, by giving the Administrative Agent telephonic notice (and the Administrative Agent shall, promptly upon receiving such telephonic notice from the Borrower, notify each Lender whose Competitive Bid Loan Offer has been accepted) (promptly confirmed in writing by delivery to the Administrative Agent of a Competitive Bid Loan Borrowing Notice, copies of which shall thereafter be forwarded to each of the Lenders) of

                          (A)  the amount of the Competitive Bid Loan
                     Borrowing to be made on such date,

                and

                          (B)  the amount of the Competitive Bid Loan
                     (which amount shall not be greater than, but which may be less than, the amount offered by such Lender for such Competitive Bid Loan pursuant to clause (d) above) to be made by such Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to clause (d) above by giving the Administrative Agent (which shall promptly give to the Lenders) notice to that effect;

                provided, however, that

                          (C)  the aggregate amount of the Competitive
                     Bid Loan Offers accepted by the Borrower shall not exceed the principal amount specified in the applicable Competitive Bid Loan Borrowing
                     Request,

                          (D)  no Lender shall, without its prior
                     written consent (in its sole discretion), be required to make a Competitive Bid Loan in a principal amount of less than $5,000,000 and integrals of $1,000,000;

                          (E)  no bid shall be accepted for a
                     Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 (except as provided in clause (D) above) and an integral multiple of $1,000,000 and is part of a Competitive Bid Loan Borrowing in a minimum principal amount of $10,000,000, and

                          (F)  the Borrower may not accept any offer
                     that is described in clause (c)(ii) of this Section, or that otherwise fails to comply with the requirements of this Agreement.

                (f) Funding of Competitive Bid Loans. Not later than 11:00 a.m. (New York City time) (in the case of a Borrowing based on a LIBOR Auction) and 1:00 p.m. (New York City time) (in the case of a Borrowing based on an Absolute Rate Auction), in each case on the date specified for each Competitive Bid Loan hereunder, each Lender participating therein shall make available the amount of the Competitive Bid Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower, such deposit to be made to an account maintained by the Administrative Agent, as the Administrative Agent shall specify from time to time by notice to the Lenders or as otherwise agreed to in writing by the Administrative Agent and the Borrower. The amount so received by the Administrative Agent shall promptly be made available to the Borrower by depositing the same in immediately available funds in an account of the Borrower's notified to the Administrative Agent in writing.

           SECTION 2.5.  Notes.  Each Lender's Loans under its
     Commitments shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to

                (a) in the case of Revolving Loans, such Lender's Percentage of the original Loan Commitment Amount; and

                (b)  in the case of Competitive Bid Loans,
           $100,000,000.

     The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period (in the case of Revolving Loan Notes) and the Competitive Bid Loan Maturity Dates and Interest Period (if applicable) (in the case of Competitive Bid Loan Notes) applicable to the Loans evidenced thereby. Such notations shall be prima facie evidence of the matters stated therein, absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

           SECTION 2.6. Issuing the Letters of Credit. (a) Not later than 10:00 a.m. (New York City time) on the third Business Day prior to the date of a requested issuance of a Letter of Credit, and on not less than 30 nor more than 60 days' prior notice in the case of a request for an extension of the Stated Expiration Date of a Letter of Credit (in each case, an "Issuance Date"), the Borrower may, by delivery to the Issuer of an Issuance Request specifying (i) the Issuance Date, (ii) the Stated Amount of the Letter of Credit, (iii) the Stated Expiration Date thereof, (iv) the beneficiary of such Letter of Credit, and (v) the terms and conditions upon which the Letter of Credit may be drawn by the beneficiary of such Letter of Credit, request that the Issuer issue or extend the Stated Expiration Date of a Letter of Credit. Each Issuance Request shall be revocable until 10:00 a.m. (New York City time) on the proposed Issuance Date, at which time it shall become irrevocable. On the Issuance Date and upon fulfillment of the applicable conditions set forth in Article V, the Issuer will issue, or extend the Stated Expiration Date of, such Letter of Credit in accordance with its terms. All Letters of Credit shall expire not later than the earlier to occur of one year from the Issuance Date and the Letter of Credit Commitment Termination Date.

           (b) The Existing Letters of Credit (i) to the extent still outstanding on the Effective Date, shall automatically and without further action of the parties hereto be deemed to be Letters of Credit issued pursuant to this Section and shall be subject to the provisions hereof (including with respect to the payment of fees specified in Section 3.3.2, as if the Existing Letters of Credit had been issued on the Effective Date),
     (ii) the Stated Amount of such letters of credit shall be included in the calculation of Letter of Credit Outstandings, and
     (iii) all liabilities of the Borrower with respect to the Existing Letters of Credit shall constitute Obligations subject to all of the terms and conditions hereof.

           SECTION 2.6.1. Drawings under the Letters of Credit. In the event there occurs one or more drawings under any Letter of Credit, the Issuer shall, not later than 2:00 p.m. (New York City time) on the Business Day on which such drawing is required to be honored pursuant to such Letter of Credit (the "Disbursement Date"), make available to the beneficiary under such Letter of Credit, in same day funds, the amount drawn on the Issuer pursuant to such drawing.

           SECTION 2.6.2. Reimbursement on Demand. On (or promptly after) each Disbursement Date the Issuer shall notify the Borrower of a drawing under a Letter of Credit, and the Issuer will promptly thereafter furnish to the Borrower copies of (i) each draft drawn under such Letter of Credit and (ii) each certificate accompanying any such draft; provided, however, that the failure to give such notice or to provide such copies shall not affect the obligations of the Borrower hereunder. Upon demand by the Issuer, and in any event within one Business Day following the Disbursement Date, the Borrower will, as reimbursement for such payment by the Issuer, immediately and unconditionally pay to the Issuer the amount of each payment made under each Letter of Credit; provided, however, that, if no Default shall have then occurred and be continuing, the Borrower may, upon notice to the Administrative Agent, which shall promptly notify each Lender, deem the amount drawn under a Letter of Credit to be a Revolving Loan constituting a Base Rate Loan and each Lender (other than the Issuer) will deliver to the Issuer immediately available funds in an amount equal to such Lender's Percentage of such Base Rate Loan. To the extent an amount drawn under a Letter of Credit is not so deemed to be a Base Rate Loan, interest will accrue on any amount remaining unpaid by the Borrower to the Issuer under this Section from the date of demand until such amount is paid in full at an interest rate per annum equal to 2% over the Alternate Base Rate in effect from time to time.

           SECTION 2.6.3. Obligations Absolute. The obligation (a "Reimbursement Obligation") of the Borrower to reimburse the Issuer with respect to each payment under each Letter of Credit, and each Lender's obligation under Section 2.6.7 to reimburse the Issuer, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                (a) any lack of validity or enforceability of any Letter of Credit or any related contract, instrument or other agreement in support of which the Letter of Credit has been issued (collectively referred to as a "Contract");

                (b) any amendment or waiver of, or any consent to or departure from, any Contract;

                (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary of any Letter of Credit (or any persons for whom any such beneficiary may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in such Letter of Credit or any Contract or any unrelated transaction;

                (d) any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Notwithstanding the foregoing, if the Borrower shall make payment as above provided, the Borrower shall have a claim against the Issuer, and the Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower as the result of the wilful misconduct or gross negligence on the part of the Issuer in determining whether documents presented under any Letter of Credit comply with the terms thereof.

           SECTION 2.6.4. Action in Respect of the Letters of Credit. The Borrower assumes all risks of the acts or omissions of the beneficiaries under the Letters of Credit with respect to their use of the Letters of Credit. Neither the Issuer, any Agent or any Lender, nor any of their respective officers, employees, agents or directors shall be liable or responsible for:

                     (i) the use which may be made with any Letter of Credit;

                     (ii)  the form, sufficiency, accuracy or
                genuineness of certificates or other documents delivered under or in connection with any Letter of Credit, even if such certificates or other documents should prove to be insufficient, fraudulent or forged;

                     (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, telegraph, wireless or otherwise; or

                     (iv)  errors in translation or for errors in
                interpretation of technical terms.

     The Issuer may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that, except for the Issuer's gross negligence or wilful misconduct, any action, inaction or omission taken or suffered by the Issuer in good faith in connection with any Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of the Issuer to the Borrower.

           SECTION 2.6.5. Indemnification. The Borrower hereby indemnifies and holds harmless the Issuer from and against any and all claims, damages, losses, liabilities, costs or expenses which the Issuer or any of its officers, employees, agents or directors may incur or which may be claimed against the Issuer by any person by reason of or in connection with the execution and delivery or payment or failure to make payment under, any Letter of Credit; provided, however, that the Borrower shall not be required to indemnify the Issuer pursuant to this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the Issuer's or any of its officers, employees, agents or directors wilful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit or (ii) the Issuer's wilful failure to make lawful payment under any Letter of Credit after presentation to it by a beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

           SECTION 2.6.6. Deemed Disbursements. (a) Upon the occurrence and during the continuation of any Default of the nature set forth in Section 8.1.9, or any other Event of Default, an amount equal to the then aggregate amount of each Letter of Credit which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

           (b) in the case of a Default under Section 8.1.9, or in the case of any other Event of Default upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall, in each case, be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

     Any amounts so payable by the Borrower pursuant to this Section shall be deposited in immediately available funds in a non-interest bearing cash collateral account maintained with the Administrative Agent, and held as collateral security for the Obligations, and in furtherance of the foregoing, the Borrower hereby grants to each Lender a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided that any such appropriation shall be subject to the provisions of Section 4.8. At such time when all Defaults of the nature set forth in Section 8.1.9 and all Events of Default shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied towards satisfaction of the Obligations.

           SECTION 2.6.7. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations, except to the extent reimbursed by the Borrower in accordance with Section 2.6.2. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive (i) a ratable portion of the fees payable to such Lender pursuant to Section 3.3.2 with respect to each Letter of Credit, (ii) payments of Reimbursement Obligations to the extent such Lender has reimbursed the Issuer therefor pursuant to this Section and (iii) interest on such reimbursement from and after the date such Lender has funded such Reimbursement Obligation.

           SECTION 2.7. Extension of Stated Maturity Date and Maturity of Loans. Each of (i) the Stated Maturity Date and (ii) the obligation, pursuant to Section 3.1.1, to make a mandatory repayment of the outstanding principal amount of Loans on the Stated Maturity Date, shall be subject to extension or postponement, as the case may be, as set forth in this Section.

           SECTION 2.7.1. Request for Extension of Stated Maturity Date and Maturity of Loans. Any term or provision of this Agreement to the contrary notwithstanding, no earlier than 60 days nor later than 45 days prior to the first anniversary of the Effective Date, or each and any successive anniversary thereof (if the Revolving Loan Commitment then remains in effect), the Borrower may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each Lender and each Issuer

                (a) extend for a one year period the then existing Stated Maturity Date relating to such Lender's Revolving Loan Commitment; and

                (b) extend for a one year period the then existing Stated Maturity Date relating to such Issuer's Letter of Credit Commitment and each Lender's obligation to participate, pursuant to Section 2.6.7, in the Letters of Credit.

           SECTION 2.7.2. Consent to Extension of Stated Maturity Date and Maturity of Loans.

                (a) The Administrative Agent shall, promptly after receipt of any such Extension Request pursuant to Section 2.7.1, notify each Lender and each Issuer thereof by providing them a copy of such Extension Request.

                (b) Each Lender and Issuer shall, within 30 days of receipt of the notice described in clause (a), notify the Administrative Agent whether or not it consents to the requests of the Borrower set forth in such Extension Request, such consent to be in the sole discretion of such Lender or Issuer, as the case may be. Each Lender hereby acknowledges and agrees that its consent to the Borrower's request to extend the then existing Stated Maturity Date shall also be deemed to be a consent by such Lender to an extension of its obligations to participate, pursuant to
           Section 2.6.7, in the Letters of Credit. If any Lender or Issuer does not so notify the Administrative Agent of its decision within such 30 day period, such Lender or Issuer, as the case may be, shall be deemed not to have consented to such requests of the Borrower.

                (c) The Administrative Agent shall promptly notify the Borrower whether the Lenders and Issuers have consented to such request. If the Administrative Agent does not so notify the Borrower within 5 days prior to the next occurring anniversary of the Effective Date, the Administrative Agent shall be deemed to have notified the Borrower that the Lenders and Issuers have not consented to the Borrower's request.

                (d) Each Lender that elects not to provide a new Revolving Loan Commitment upon the expiration of the then effective Stated Maturity Date or that fails to so notify the Administrative Agent of such consent (a "Non-Consenting Lender") hereby agrees that if, on or prior to the then effective Stated Maturity Date, any other Lender or other financial institution acceptable to the Borrower and the Administrative Agent offers to purchase such Non-Consenting Lender's Percentage of the Revolving Loan Commitment for a purchase price equal to the sum of all amounts then owing with respect to the Revolving Loans and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will assign, sell and transfer on the then effective Stated Maturity Date all of its right, title, interest and obligations with respect to the foregoing to such other Lender or financial institution pursuant to the terms of Section 10.11.1, and the fee payable pursuant to Section 10.11.1 shall be payable by such Assignee Lender.

                (e) The Revolving Loans of any Non-Consenting Lender that were not purchased pursuant to clause (d) will mature and be due and payable on the then scheduled Stated
           Maturity Date, and the Commitments of such Non-Consenting
                Lender will thereupon terminate. On such Stated Maturity Date, the Loan Commitment Amount will be automatically reduced by an amount equal to the product of

                          (i)  the sum of the Percentages of all Non-
                     Consenting Lenders that were not purchased pursuant to clause (d), and

                          (ii) the Loan Commitment Amount (whether used or unused) on such Stated Maturity Date immediately prior to such calculation.

                     (f) On the date that would have been the Stated Maturity Date had the Revolving Loan Commitment not been extended pursuant to the terms of this Section, the Percentages of the remaining Lenders which have consented to an extension of their Commitment hereunder shall be adjusted accordingly by the Administrative Agent, based on such Lenders' pro rata share of the remaining Loan Commitment Amount.

          Notwithstanding anything to the contrary contained in this Section, the Stated Maturity Date of those Lenders consenting to such an extension shall not be extended for an additional one year period unless Lenders whose Percentages equal or exceed 75% (after giving effect to the operation of clause (d)) have so consented to such extension.

                                     ARTICLE III

                      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

                SECTION 3.1. Repayments and Prepayments. Repayments and prepayments of Loans shall be made as set forth in this Section
          3.1. Each repayment or prepayment of any Loan made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Loan Commitment Amount.

                SECTION 3.1.1. Final Maturity. The Borrower shall repay in full the entire unpaid principal amount of each Revolving Loan upon the Stated Maturity Date therefor and each Competitive Bid Loan upon the Competitive Bid Loan Maturity Date therefor.

                SECTION 3.1.2. Voluntary Prepayments. From time to time on any Business Day prior to the Stated Maturity Date, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans; provided, however, that

                     (a) any such prepayment of Revolving Loans shall be made pro rata among Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                     (b) no such prepayment of any LIBO Rate Loan or a Competitive Bid Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower shall have given the Administrative Agent at least two (but no more than five) Business Days' notice, and has paid any costs required pursuant to Section 4.4;

                     (c) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent, which shall promptly notify the Lenders; and

                     (d) all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and an integral multiple of $500,000.

                SECTION 3.1.3. Mandatory Prepayments. On each date when the sum of (i) the aggregate outstanding principal amount of all outstanding Loans (after giving effect to the use of proceeds of any Borrowing made on such date) and (ii) Letter of Credit Outstandings exceeds the Loan Commitment Amount, as it may have been reduced pursuant to Section 2.2 or 2.7.2, the Borrower shall make a mandatory prepayment of all Loans equal to the excess, if any, of the amount of such sum over the Loan Commitment Amount.

                SECTION 3.1.4. Acceleration of Stated Maturity Date. Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all Loans to the full extent of such acceleration.

                SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

                SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at any of the following rates per annum:

                     (i) On that portion of such Borrowing maintained as Base Rate Loans, such rate shall be equal to the Alternate Base Rate from time to time in effect;

                     (ii) On that portion of such Borrowing maintained as LIBO Rate Loans, during each Interest Period applicable thereto, such rate shall be equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 1%; and

                     (iii) On that portion of such Borrowing maintained as Competitive Bid Loans, equal to the applicable Competitive Bid Rate specified by the Lender making such Competitive Bid Loan in its Competitive Bid Loan Offer with respect thereto delivered by such Lender and accepted by the Borrower pursuant to Section 2.4.

                The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                   LIBO Rate           =              LIBO Rate
                (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

                The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period, subject, however, to the last sentence contained in the definition of "LIBO Rate".

                "LIBO Rate" means, relative to any Interest Period, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time), two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan in the case of Revolving Loans, and, in the case of Competitive Bid Loans based on a LIBOR Auction, determined as if each Reference Lender were participating in such Competitive Bid Loan in an amount equal to such Reference Lender's Percentage of the principal amount of the Competitive Bid Loan being requested, and for a period approximately equal to such Interest Period. In furtherance of the foregoing, each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

                "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the average maximum reserve requirements of the Lenders (without giving effect to the branch or agency in which such Lender funds such Loans) (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

                All LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan or Competitive Bid Loan.

                SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

                SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                     (a)  on the Stated Maturity Date therefor;

                     (b) other than in the case of Base Rate Borrowings, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount prepaid;

                     (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the initial Borrowing hereunder;

                     (d) with respect to Competitive Bid Loans based on an Absolute Rate, on each Competitive Bid Loan Maturity Date and, with respect to Competitive Bid Loans based on an Absolute Rate with a Competitive Bid Loan Maturity Date in excess of three months, on each Quarterly Payment Date occurring after the making of such Loan;

                     (e) with respect to LIBO Rate Loans and Competitive Bid Loans based on a LIBOR Auction, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on each three month anniversary of such Interest Period);

                     (f) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                     (g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or
                Section 8.3, immediately upon such acceleration.

          Interest accrued on Loans or other monetary Obligations, including Reimbursement Obligations, arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

                SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender, an ongoing commitment fee at the rate of 3/8 of 1% per annum of the sum of the average daily unused portion of the Loan Commitment Amount (such unused Loan Commitment Amount to be computed without giving effect to any outstanding principal amount of Competitive Bid Loans and giving effect to the Letter of Credit Outstandings), such fee to accrue for the period commencing on the Effective Date until the Loan Commitment Termination Date (including any period thereof when any availability under the Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V).
          Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

                SECTION 3.3.2. Letter of Credit Fee. The Borrower agrees to pay (x) to the Administrative Agent, for the pro rata account of the Issuer and each other Lender, a Letter of Credit fee in an amount equal to 7/8 of 1% per annum of the Stated Amount of each Letter of Credit, and (y) to the Issuer, for its own account, an issuing fee in the amount of 1/4 of 1% per annum of such Stated Amount and the Issuer's other customary administrative and issuance costs and expenses, such amounts to be payable quarterly in arrears on each Quarterly Payment Date following the issuance of such Letter of Credit until the expiration date of such Letter of Credit, and on such expiration date.

                SECTION 3.3.3. Agents' Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, those fees, in the amounts and on the dates, set forth in the Fee Letter.

                SECTION 3.3.4. Certain Other Fees. The Borrower agrees to pay to the Administrative Agent for the account of the up-front fees in the amounts and payable as agreed upon by the Borrower and the Administrative Agent, and the Administrative Agent agrees to pay to each Lender the up-front fee previously agreed to between the Administrative Agent and each Lender.

                                      ARTICLE IV

                        CERTAIN LIBO RATE AND OTHER PROVISIONS

                SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination, upon notice thereof to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), absent manifest error, shall be prima facie evidence of the facts stated therein) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, or to make or maintain any Competitive Bid Loan based on a LIBOR Auction, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (which notification such Lender agrees to give as promptly as practicable when such circumstances no longer exist), and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. If any Lender shall make such determination with respect to the making or maintaining a Competitive Bid Loan based on a LIBOR Auction and such Competitive Bid Loan is required by law or assertion to be prepaid on a date prior to the end of the Interest Period therefor, then the Borrower shall prepay such Competitive Bid Loan on such date.

                SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                     (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lenders in their relevant market; or

                     (b) by reason of circumstances affecting the Reference Lenders or the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or Competitive Bid Loans based on a LIBOR Auction, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section
          2.3.1 and Section 2.3.2 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans or the right of the Borrower to solicit any Competitive Bid Loans based on a LIBOR Auction shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Revolving Loans into, LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions. Such Lender shall promptly notify the Administrative Agent in writing (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower) of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be prima facie evidence of the matters stated therein. If the Borrower is requested to pay increased costs by any Lender (the "Affected LIBO Lender") pursuant to this Section, the Borrower may, by telephonic notice (promptly confirmed in writing) to the Administrative Agent (which shall give prompt notice thereof to the Affected LIBO Lender),

                     (a) as to any outstanding LIBO Rate Loans of such Affected LIBO Lender, prepay such Loan in full, without premium or penalty (other than as may be provided in Section 4.4), but with such increased costs as well as any accrued interest to the date of such prepayment on the principal amount prepaid, without simultaneously making a prepayment of the Loans of each other Lender and simultaneously borrow a Base Rate Loan in an equal principal amount (without the necessity that the conditions set forth in Section 5.2 are met), and

                     (b) with respect to any Borrowing Request or Continuation/Conversion Notice, request such Affected LIBO Lender (i) to make the LIBO Rate Loan then or thereafter subject to a Borrowing Request as a Base Rate Loan, or
                (ii) to maintain the outstanding Base Rate Loan or LIBO Rate Loan of such Lender then or thereafter the subject of a Continuation/Conversion Notice as a Base Rate Loan.

                SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a LIBO Rate Loan or a Competitive Bid Loan based on a LIBOR Auction, or to convert any portion of the principal amount of any Revolving Loan into, a LIBO Rate Loan) as a result of

                     (a) any repayment or prepayment of the principal amount of any LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions or any conversion of a LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
                Section 3.1 or otherwise;

                     (b) any Loans (i) not being made as, or (ii) being made as Loans other than as, LIBO Rate Loans or Competitive Bid Loans based on LIBOR Auctions, in each case, in accordance with the Revolving Loan Borrowing Request or Competitive Bid Loan Acceptance therefor, as the case may be; or

                     (c) any Revolving Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

          then, following the written notice of such Lender to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be prima facie evidence of the matters stated therein.

                SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by or Letters of Credit issued or participated in by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Administrative Agent (which notice the Administrative Agent agrees it will as promptly as practicable forward to the Borrower), the Borrower shall promptly, and in any event within five days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be prima facie evidence of the matters stated therein. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees and Reimbursement Obligations) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts imposed by the jurisdiction of incorporation or organization of such Lender or the jurisdiction where such Lender has its Domestic Office or LIBOR Office (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                     (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                     (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

          Moreover, if the Administrative Agent or any Lender is obligated to pay any Taxes with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

                If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

                Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States or a State thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

                SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m.
          (New York City time), on the date due, in immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (a)(i) of the definition of the term "Interest Period" with respect to LIBO Rate Loans and clause
          (a)(ii) of the definition of "Interest Period" with respect to Competitive Bid Loans based on the LIBOR Auction) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

                SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, 4.6 and 10.3) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                     (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                     (b)  the total amount so recovered from the purchasing
                Lender)

          of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of
          Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

                SECTION 4.10. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions to refinance and repay in full the Indebtedness described in Item 5.1.3 ("Indebtedness to be Paid or Replaced") of the Disclosure Schedule, to deem the Existing Letters of Credit to be Letters of Credit hereunder and for the general corporate purposes of the Borrower and its Subsidiaries; without limiting the foregoing, no proceeds of any Loan will be used and no Letter of Credit will be requested or issued in violation of F.R.S. Board Regulation U.

                SECTION 4.11. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, Section 4.5 or
          Section 4.6, the Borrower may, within 90 days of receipt by the Borrower of such demand (or the occurrence of such other event causing the Borrower to be required to pay such compensation) give notice (a "Replacement Notice") in writing to the Administrative Agent and such Lender of its intention to replace such Lender with a financial institution designated in such Replacement Notice. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Administrative Agent, then such Lender shall, so long as no Default shall have occurred and be continuing, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 4.3, 4.5 or 4.6, as the case may be), owing to the Subject Lender hereunder. Upon the effective date of such Assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents. The Administrative Agent agrees to use all commercially reasonable efforts to assist the Borrower in locating a replacement financial institution to replace any Subject Lender; provided, however, that the Borrower agrees to pay all reasonable costs and expenses (and the fee payable to the Administrative Agent pursuant to Section 10.11.1) incurred by the Administrative Agent in providing such assistance.


                                      ARTICLE V

                           CONDITIONS TO CREDIT EXTENSIONS

                SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to fund the initial Borrowing and of the Issuer to issue Letters of Credit on and after the Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

                SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from the Borrower a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                     (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                     (b) true and complete copies of the Borrower's Organic Documents; and

                     (c) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

          upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

                SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, such Lender's Revolving Notes and its Competitive Bid Loan Notes duly executed and delivered by the Borrower.

                SECTION 5.1.3. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 5.1.3 ("Indebtedness to be Paid or Replaced") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension) and all commitments thereunder shall have been terminated, and evidence thereof shall have been delivered to the Administrative Agent; and all Liens (if any) securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

                SECTION 5.1.4. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent, the Co-Agents and all Lenders, from

                     (a) Paul E. Dixon, Vice President and General Counsel of the Borrower, substantially in the form of Exhibit H hereto (and the Borrower hereby expressly instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders); and

                     (b)  Mayer, Brown & Platt, counsel to the
                Administrative Agent, substantially in the form of
                Exhibit I hereto (and the Administrative Agent hereby expressly instructs such counsel to deliver such opinion to the Lenders).

                SECTION 5.1.5.  Closing Fees, Expenses, etc.  The
          Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

                SECTION 5.1.6. Termination of Existing Agreement. The Administrative Agent shall have received a termination letter in form and substance satisfactory to it executed and delivered by the Borrower to the effect that the Existing Agreement has been terminated and that the Lenders (under and as defined in the Existing Agreement) have no further obligations under the Existing Agreement.

                SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to fund any Loan or to issue any Letter of Credit on the occasion of any Borrowing and issuance of any Letter of Credit, as the case may be (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to any application, directly or indirectly, of the proceeds thereof to cure such Default) the following statements shall be true and correct

                     (a)  the representations and warranties set forth in
                Article VI (excluding, however, those contained in Section
                6.7 for any Credit Extension occurring after the initial Borrowing hereunder) shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                     (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to
                Section 6.7

                          (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, businesses, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                          (ii) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which may reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (c) the sum of (x) the aggregate outstanding principal amount of all Loans and, without duplication,
                (y) all Letter of Credit Outstandings does not exceed the Loan Commitment Amount; and

                     (d) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree the violation of which would have a material adverse effect on businesses, operations, assets, revenues, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

                SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request, if Loans are being requested, or an Issuance Request, if the Borrower is requesting that a Letter of Credit be issued or extended, for such Credit Extension. Each of the delivery of a Borrowing Request or Issuance Request, as the case may be, and the acceptance by the Borrower of the proceeds or the receipt of the benefit of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries in connection with such Credit Extension shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

                In order to induce the Lenders, the Issuer, the Co-Agents and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each such party as set forth in this Article VI.

                SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires it to be so qualified except where such failure would not, singly or in the aggregate, have a material adverse effect on the Borrower's or the Borrower and its Subsidiaries', taken as a whole, financial condition, operations, assets, businesses, properties or prospects, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except for the failure to hold such licenses, permits or other approvals which such failure would not, singly or in the aggregate, have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                     (a)  contravene the Borrower's Organic Documents;

                     (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

                     (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

                SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity.

                SECTION 6.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1993, March 31, 1994 and June 30, 1994 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                SECTION 6.6. No Material Adverse Change. Since the date of the latest financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower or its Subsidiaries.

                SECTION 6.7. Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action or proceeding affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower, or the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

                SECTION 6.8.  Subsidiaries.  The Borrower has no
          Subsidiaries, except those Subsidiaries

                     (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                     (b) which are permitted to have been acquired or created in accordance with Section 7.2.5 or 7.2.10.

                SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its real properties and good title to all its personal property and other assets, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3 or disclosed pursuant to Section 6.7.

                SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                SECTION 6.12. Environmental Warranties. To the best knowledge of the Borrower, after all reasonable inquiry:

                     (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower or the Borrower and its Subsidiaries in material compliance with all Environmental Laws except for such noncompliance, that singly or in the aggregate, does not have or may not reasonably be expected to have a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (b) there have been no past, and there are no pending or threatened

                          (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                          (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law,

                that, singly or in the aggregate, have, or may reasonably be expected to have, a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (c) there have been no Releases of Hazardous Materials at, on or under any property now owned or leased or, to the knowledge of the Borrower, previously owned or leased, by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses except such permits, certificates, approvals, licenses and authorizations the absence of which will not, singly or in the aggregate, have or may reasonably be expected to have, a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (e) neither the Borrower nor any Subsidiary of the Borrower has received notification that any property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up except for (i) as disclosed in
                Item 6.12 ("Environmental Warranties") of the Disclosure Schedule and (ii) such properties as disclosed by the Borrower to the Lenders pursuant to clause (b)(i) (B)(I) of
                Section 7.1.6 and for which the Borrower's or such Subsidiaries' liability in respect thereof is not singly or in the aggregate, reasonably expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (f) there is no liability related to offsite transport, treatment or disposal of Hazardous Material generated or handled by the Borrower or any of its Subsidiaries except for such liability that singly, or in the aggregate, which may not reasonably be expected to have a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (g) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of the Borrower, previously, owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (h) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which claims singly or in the aggregate, may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

                     (i) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously, owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

                     (j) other than as stated above, no conditions exist at, on or under any property now or previously, owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, have or may reasonably be expected to have a materially adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

                SECTION 6.13. Regulations G, U and X. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used and no Letters of Credit will be requested or issued for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board
          Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

                SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to any Agent, the Issuer or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and, if heretofore delivered, as of the date of execution and delivery of this Agreement by the Administrative Agent, the Issuer, any Co-Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                     ARTICLE VII

                                      COVENANTS

                SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Issuer, the Co-Agents, the Administrative Agent and each Lender that, until all Letters of Credit have been terminated or have expired, all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

                SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

                     (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

                     (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by KMPG Peat Marwick or other independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in
                Section 7.2.4;

                     (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a completed Compliance Certificate, which shall also include a statement as to (i) the total market value of precious metal held on consignment by the Borrower and its Subsidiaries, (ii) the total number of ounces of precious metal held on consignment at each Plant (as defined in the Consignment Facilities) under the terms of the Consignment Facilities, and (iii) the total number of ounces of U.S. Bullion (as defined in the Consignment Facilities) located at each Plant;

                     (d) as soon as possible and in any event within five days after the occurrence of each Default, a statement of the chief financial Authorized Officer setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                     (e) as soon as possible and in any event within three days after (x) the occurrence of any material adverse development with respect to any litigation, action or proceeding described in Section 6.7 or (y) the commencement of any litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                     (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements without exhibits incorporated by reference therein which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                     (g)  immediately upon becoming aware of the
                institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                     (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                     (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation except where the failure to so qualify would not have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, as the case may be; and

                     (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep those of its properties in good repair, working order and condition, and make necessary useful or necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

                SECTION 7.1.4.  Insurance.  The Borrower will, and will
          cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

                SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's (on behalf of the Lender's) exercise of its rights pursuant to this Section; provided, that after the occurrence and during the continuation of a Default, the expenses of a Lender (other than the Administrative Agent) exercising its rights pursuant to this Section shall be for the account of the Borrower. In addition, following the delivery of any notification required pursuant to clause (b)(i) of Section 7.1.6, the Borrower agrees to permit the Administrative Agent to discuss with the relevant authorities the status and formation of plans in respect of such claims, complaints, notices or inquiries, and to attend any meeting or otherwise be present at conferences with management of the Borrower and consult with their outside environmental consultants and engineers (and the Borrower hereby authorizes such environmental consultants and engineers to discuss such environmental matters with the Administrative Agent or its representatives whether or not any representative of the Borrower is present) in connection therewith, all at the Borrower's expense.

                SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                     (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                     (b) (i) immediately notify the Administrative Agent (A) and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the environmental condition of its facilities and properties or non-compliance with Environmental Laws which could singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole and (B) (I) of the listing or proposal for listing of any property owned or leased by the Borrower or any of its Subsidiaries on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or cleanup and (II) upon its determination by the Borrower or its Subsidiary, as the case may be, of the estimate of the amount of the liability of the Borrower or such Subsidiary with respect to any such property, and, (ii) shall either diligently contest or pursue settlement of, in good faith and by appropriate proceedings, or promptly undertake to correct such condition or non-compliance and have dismissed any such actions and proceedings relating to compliance with Environmental Laws; and

                     (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

                SECTION 7.2. Negative Covenants. The Borrower agrees with the Issuer, the Co-Agents, the Administrative Agent and each Lender that, until all Letters of Credit have been terminated or have expired, all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

                SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity which is substantially different from those described in the first recital and such activities as may be incidental or related thereto.

                SECTION 7.2.2. Designated Debt, Letters of Credit; Subsidiary Debt. (a) The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Designated Debt or Indebtedness in respect of letters of credit (whether or not drawn), other than

                     (i) in the case of Designated Debt, to the extent that the aggregate amount of Designated Debt does not exceed the sum of:

                          (A) 90% of the Market Value of the gold, silver and platinum group metals and the gold, silver and platinum group metals' content of alloys then owned by the Borrower and its Subsidiaries in inventory and not held under consignment, plus

                          (B) 75% of Eligible Receivables of the Borrower and its Subsidiaries;

                plus

                          (C) 100% of the cash and Cash Equivalent Investments of the Borrower and its Subsidiaries, but only to the extent that such cash and Cash Equivalent Investments are not subject to any Lien and (if held or owned by a Subsidiary) are transferable to the Borrower without the consent or approval of any other Person; and

                     (ii) in the case of Indebtedness in respect of letters of credit (whether or not drawn),

                          (A)  the Letters of Credit; and

                          (B) Indebtedness in respect of other letters of credit in an aggregate face amount not to exceed 10% of Adjusted Consolidated Tangible Net Worth.

                (b) Notwithstanding clause (a) above or clause (b) of Section 7.2.4, no Subsidiary of the Borrower shall create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt except:

                     (i)  Debt existing on the Effective Date and described in
                Item 7.2.2(b) ("Existing Subsidiary Debt") of the Disclosure Schedule; and

                     (ii) Debt which in the aggregate for all such Subsidiaries does not exceed 10% of Adjusted Consolidated Tangible Net Worth.

                SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including any capital stock of the Borrower's Subsidiaries), whether now owned or hereafter acquired, except:

                     (a) Liens securing Indebtedness of a Subsidiary to the Borrower;

                     (b) Liens granted prior to the Effective Date to secure payment of Indebtedness identified in Item 7.2.3(b) ("Ongoing Indebtedness") and 7.2.2(b) ("Existing Subsidiary Debt") of the Disclosure Schedule;

                     (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                     (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                     (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                     (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                     (g) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not impair materially the use thereof by the Borrower or any of its Subsidiaries;

                     (h) Liens existing on the property of Subsidiaries on the date such Subsidiary is acquired which Lien was not incurred in connection with or in contemplation of the acquisition of such Subsidiary;

                     (i) Liens on assets acquired by the Borrower or any Subsidiary existing at the time of acquisition of such asset which Liens are not created in connection with or in contemplation of such acquisition and which do not attach to any other assets of the Borrower or such Subsidiary, as the case may be;

                     (j) Liens on properties the underlying amount secured thereby which do not in the aggregate at any one time exceed 20% of Adjusted Consolidated Tangible Net Worth less the amount secured by Liens of properties so encumbered by Liens permitted under clauses (b), (h) and (i) above, and clause (l) below;

                     (k) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any Subsidiary;

                     (l) renewals and extensions of any of the foregoing so long as the Indebtedness secured thereby does not increase; and

                     (m) Liens granted in connection with the consignment of precious metal to be located at the Plants (as defined in the Consignment Facilities) under the terms of the Consignment Facilities and related documents executed in connection therewith.

                SECTION 7.2.4. Financial Condition. The Borrower will not permit:

                     (a) its Adjusted Consolidated Tangible Net Worth as at the last day of any Fiscal Quarter during any period set forth below to be less than the amount set forth opposite such period:

                                                  Adjusted Consolidated
               Period                              Tangible Net Worth

          07/01/94 through 09/30/94               128,000,000
          10/01/94 through 12/31/94               130,000,000
          01/01/95 and thereafter                 130,000,000 plus 25% of
                                                  the Borrower's Net Income
                                                  for the immediately
                                                  preceding Fiscal Year;

                    (b) its Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 1.70:1.00; and

                    (c) the Interest Coverage Ratio as at the last day of any Fiscal Quarter during any period set forth below to be less than the ratio set forth opposite such period:

                                                          Interest
                    Period                             Coverage Ratio

          07/01/94 through 09/30/94                      1.90:1.00
          10/01/94 through 12/31/94                      2.00:1.00
          01/01/95 through 03/31/95                      2.10:1.00
          04/01/95 through 06/30/95                      2.20:1.00
          07/01/95 and each Fiscal Quarter
           thereafter                                    2.25:1.00

                SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                     (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                     (b)  Cash Equivalent Investments;

                     (c) without duplication, all Investments made or committed to be made as Capital Expenditures;

                     (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries existing as of the date of this Agreement, or by any such Subsidiary in any of its Subsidiaries existing as of the date of this Agreement, by way of contributions to capital or loans or advances;

                     (e)  Investments taken in satisfaction of
                Indebtedness, provided, that the aggregate amount of such Investments shall not exceed $1,000,000 in any Fiscal Year of the Borrower;

                     (f) Investments in other Persons engaged in business activities which are substantially the same as those described in the first recital and such activities as may be incidental or related thereto, provided that upon making such Investment such Person becomes a Subsidiary of the Borrower and such Investment is made solely with cash or the issuance of the Borrower's capital stock (or a combination thereof); and

                     (g) other Investments in an aggregate amount at the time of determination not to exceed 5% of Adjusted Consolidated Tangible Net Worth;

          provided, however, that

                     (h) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                     (i)  no Investment otherwise permitted by clause (d),
                (e), (f) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

                SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                     (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock and other than ordinary cash dividends made on a quarterly basis in respect of the outstanding common stock of the Borrower, but only to the extent that both before and after giving effect to the payment of such dividends, no Event of Default shall have occurred and be continuing) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; provided that the Borrower may purchase shares of its capital stock so long as before and after giving effect to such purchase no Default has occurred and is continuing or is created thereby; and

                     (b) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes, except to the extent any such cash dividend on the Borrower's common stock is permitted in accordance with clause (a) of this Section.

                SECTION 7.2.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than the Borrower or any of its Subsidiaries) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

                SECTION 7.2.8. Long Term Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement (other than the Consignment Facilities) exceeding three years in duration which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of an amount equal to (excluding escalations resulting from a rise in the consumer price or similar index) 5% of Adjusted Consolidated Tangible Net Worth measured at the time of the incurrence of such obligation; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

                SECTION 7.2.9. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

                SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                     (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary;

                     (b) the Borrower may merge or consolidate with any other corporation, provided that (i) the Borrower shall be the continuing or surviving corporation, or, if the Borrower is not the surviving corporation, then the successor corporation shall be a solvent corporation organized under the laws of any State of the United States of America and shall expressly assume in a writing satisfactory in form and substance to the Required Lenders, all of the obligations of the Borrower under this Agreement and under the Notes, including all covenants herein and therein contained, and such successor corporation shall succeed to and be substituted for the Borrower with the same effect as if it had been a party hereto, (ii) after giving effect to such merger or consolidation the Borrower as the continuing or surviving corporation or the successor corporation could incur an additional $1.00 of Designated Debt under clause (a)(i) of Section 7.2.2, (iii) no Default shall have occurred and be continuing and, after giving effect to such merger or consolidation, no Default would occur and be continuing and (iv) after giving effect to such merger or consolidation, at least 75% of the gold, silver and platinum group metals and the gold, silver and platinum group metals' content of alloys then held by the Borrower in inventory (and not under consignment), taken at their Market Value, and at least 75% of the book value of all of the other assets of the Borrower, shall be located within the United States;

                     (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if made as a Capital Expenditure or by Investment if permitted (without duplication) by Section 7.2.5.

                SECTION 7.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

                     (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.10;

                     (b) the assets subject to such sale, transfer, lease, contribution or conveyance are identified as discontinued operations or otherwise identified as assets to be disposed in the Borrower's Current Report on Form 8-K, dated June 27, 1991;

                     (c) if such sale, transfer, lease, contribution or conveyance is not in the ordinary course of business and not otherwise permitted hereunder, the assets are sold for fair value (as determined by the Board of Directors of the Borrower or the Subsidiary owning such assets); or

                     (d) the aggregate book value or market value, if higher (determined as to particular assets as of the respective date of disposition thereof) (other than in accordance with clauses (a), (b) and (c) above) of all assets sold, transferred, leased, contributed or otherwise conveyed by the Borrower and its Subsidiaries (i) since the Effective Date, does not exceed 10% of the consolidated assets of the Borrower as of the Effective Date, and (ii) does not constitute assets which contributed more than 10% of operating profit contribution during any of the three most recently completed Fiscal Years of the Borrower.

                SECTION 7.2.12. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, the Short Term Credit Agreement, the Consignment Facilities and any agreement governing any Indebtedness in existence on the Effective Date as in effect on the Effective
          Date) prohibiting

                     (a) the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document; or

                     (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

                SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

                SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment when due of
          (i) any principal of any Loan, or (ii) any Reimbursement Obligation or any deposit of cash in an account notified to the Borrower by the Administrative Agent pursuant to Section 2.6.6; or (b) the Borrower shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan or fee or of any other Obligation.

                SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed made in any material respect.

                SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 or
          Section 7.1.6.

                SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than as set forth in Section 8.1.1 or 8.1.3), and such default shall continue unremedied for a period of 10 Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

                SECTION 8.1.5. Default on Other Indebtedness or Agreements. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or any Event of Default (as defined in any of the Consignment Facilities or the Short Term Credit Agreement) shall have occurred and be continuing under any of the Consignment Facilities or the Short Term Credit Agreement, respectively.

                SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (excluding that portion of a judgment covered by insurance as to which such insurance carrier has acknowledged liability) shall be rendered against the Borrower or any of its Subsidiaries or Affiliates (including joint ventures) and either

                     (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                     (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                     (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                     (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under
                Section 302(f) of ERISA.

                SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

                SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries (including joint ventures) shall

                     (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                     (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or joint ventures (other than Non-Recourse Joint Ventures) or any property of any thereof, or make a general assignment for the benefit of creditors;

                     (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or joint ventures (other than Non-Recourse Joint Ventures) or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each joint venture hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                     (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or joint ventures (other than Non-Recourse Joint Ventures), and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such joint venture, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such joint venture or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each such joint venture hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                     (e) take any action authorizing, or in furtherance of, any of the foregoing;

          provided, that, the foregoing shall not apply to any Subsidiary or joint venture of the Borrower, the value of whose assets in the aggregate for the Fiscal Quarter most recently ended accounted for an amount equal to or less than 5% of Adjusted Consolidated Tangible Net Worth.

                SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments of each Lender (if not theretofore terminated) shall automatically terminate, the Stated Maturity Date shall automatically be accelerated and the outstanding principal amount of all outstanding Loans, Letter of Credit Outstandings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the Stated Maturity Date to be accelerated and/or direct the Administrative Agent to declare all or any portion of the outstanding principal amount of the Loans, Letter of Credit Outstandings and other Obligations to be due and payable and/or the Commitments of each Lender (if not theretofore terminated) to be terminated, whereupon the Stated Maturity Date shall be accelerated, the full unpaid amount of such Loans, Letter of Credit Outstandings and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                      ARTICLE IX

                                      THE AGENTS

                SECTION 9.1. Actions. Each Lender hereby appoints each of Scotiabank, and Chemical as its Co-Agent, and Scotiabank as its Administrative Agent, under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes Scotiabank, in its capacity as the Administrative Agent, to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document in such capacity and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever to the extent not otherwise paid by the Borrower which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is required to be, but is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document except such actions expressly provided for hereunder, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

                SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing of other than Base Rate Loans that are to be made on the same date requested by the Borrower that such Lender will not make available the amount which would constitute its Percentage of such Borrowing in the case of Revolving Loans, or the amount of its Competitive Bid Loan Offer that has been accepted by the Borrower pursuant to clause (e)(ii) of Section 2.4, in the case of Competitive Bid Loans, in each case on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. In the case of a Borrowing of Base Rate Loans that are to be made on the same date requested by the Borrower, the Administrative Agent may assume that each Lender will make available to the Administrative Agent the amount which would constitute its Percentage of such Borrowing in the case of Revolving Loans, or the amount of its Competitive Bid Loan Offer that has been accepted by the Borrower pursuant to clause (e)(ii) of Section 2.4, in the case of Competitive Bid Loans, and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand, without duplication, such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing, and in the case of such Lender, for the period from the date such funds were advanced to the Borrower to (and including) three days thereafter, at the rate customarily charged for inter-bank loans in the U.S., and following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

                SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness or, other than with respect to the Administrative Agent, enforceability, validity or due execution of this Agreement or any other Loan Document (as it relates to the Administrative Agent), nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

                SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the written consent of the Borrower so long as no Default has occurred and is continuing (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent, which shall thereupon (subject to its consent) become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall (subject to its consent) be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                     (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                     (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

                SECTION 9.5. Credit Extensions by an Agent. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its respective Affiliates, and (y) the Notes held by it or any of its respective Affiliates as any other Lender and may exercise the same as if it were not an Agent.
          Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent, as the case may be, were not an Agent hereunder.

                SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, each Co-Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

                SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                     (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                     (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, or extend the Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

                     (c) extend the due date for, or reduce the amount of, any scheduled or mandatory repayment or prepayment of principal of or interest on or fees in respect of any Loan or any other amounts payable to a Lender hereunder (or reduce the principal amount of or rate of interest on any
                Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

                     (d) affect adversely the interests, rights or obligations of an Agent qua such Agent or the Issuer qua Issuer shall be made without consent of the Agent or the Issuer, respectively; or

                     (e) extend the time for payments of or reduce any amounts payable in respect of any Reimbursement Obligation, including any interest thereon, in which the Lenders have purchased a participating interest, shall be made without the consent of each Lender (including the Issuer).

          No failure or delay on the part of any Agent, any Lender, the Issuer or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

                SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of a single counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent in connection with

                     (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, (the costs and expenses associated with the formation of the syndicate of Lenders) waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                     (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document; and

                     (c) the administration and monitoring of this Agreement and the Loan Documents, and compliance of the parties hereto with respect to the terms hereof.

          The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses (including those fees and legal expenses of internal counsel to such Lender allocated to this Agreement)) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
          (y) the enforcement of any Obligations.

                SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Issuer and each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                     (b) any transaction supported by or relating to a Letter of Credit;

                     (c) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make a Credit Extension due to the failure of the Borrower to meet the conditions for such Credit Extension);

                     (d) any investigation, litigation or proceeding involving the Borrower or any of its Subsidiaries or property now or previously owned or leased by the Borrower or any of its Subsidiaries related to any environmental cleanup, compliance or other similar matter relating to the protection of the environment by the Borrower or any of its Subsidiaries or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; provided; that the Indemnified Party shall have given the Borrower notice of any such matter and an opportunity to participate in, but not (except at the sole discretion of the Indemnified Parties) to manage or control, the defense or settlement of any such matters which may give rise to any Indemnified Liabilities;

                     (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                     (f) any breach of warranty contained in Section 6.12, without giving effect to the exceptions based upon the materially adverse effect and any qualification based on materiality or knowledge;

          except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination and/or cancellation of the Letters of Credit and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

                SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

                SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Agent, the Issuer and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

                SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                     (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and

                     (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

                SECTION 10.11. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

                SECTION 10.11.1.  Assignments.  Any Lender,

                     (a) with the written consents of the Borrower and Scotiabank (so long as Scotiabank is a Lender) (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent (provided, that the failure to deliver such consent shall not be a "Default" for purposes of satisfying the conditions to Credit Extensions set forth in clause (d) of Section 5.2.1)) may at any time assign and delegate to one or more commercial banks or other financial institutions;

                     (b)  with notice to the Borrower and the
                Administrative Agent, but without the consent of any Person, may (i) assign and delegate to any other Lender, and (ii) assign and/or delegate to any of its Affiliates or Subsidiaries; and

                     (c) with notice to the Administrative Agent, but without the consent of any Person, may pledge its Loans (and related rights thereto) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank;

          (each Person described in the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount, when taken together with other assignments being made to such Assignee Lender under the Dollar Supply Agreement and Short-Term Dollar Supply Agreement (as referred to in the definition of the Consignment Facilities) and under the Short Term Credit Agreement, of $10,000,000 in the case of an assignment described in clause (a) (such amount to be reduced pro rata by any permanent reductions in the amount of the Commitment), or if less, all of such Lender's Loans and Commitment; provided, however, that any such Lender will (i) except in connection with a pledge of Loans pursuant to clause (c) above, contemporaneously sell a pro rata portion of its (A) Advances and Advance Commitment (as such terms are defined in the Short-Term Dollar Supply Agreement and Dollar Supply Agreement referred to in the definition of Consignment Facilities) and (B) its Loans and Commitment (as such terms are defined in the Short Term Credit Agreement), in each case to the same Assignee Lender pursuant to the terms of such agreements and provided further that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of
          Section 4.6 and further, provided, however, that, the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                     (d) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

                     (e) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                     (f) the processing fees described below shall have been paid.

          From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay (without duplication of any processing fees payable pursuant to Section 10.11.1 of the Short Term Credit Agreement, Section
          8.11.1 of the Dollar Supply Agreement and Section 8.11.1 of the Short-Term Dollar Supply Agreement (as referred to in the definition of Consignment Facilities)) a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500 (provided, however, that such processing fee shall not be required to be paid by a Lender in the case of (i) an assignment and/or delegation of such Lender's Loans and Commitments to an Affiliate or Subsidiary of such Lender, or (ii) to a Federal Reserve Bank pursuant to clause (c) of this Section. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

                SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

                     (a)  no participation contemplated in this
                Section 10.11.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                     (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                     (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                     (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

                     (e) the Borrower shall not be required to pay any amount hereunder that is greater than the amount which it would have been required to pay had no participating interest been sold.

          The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4,
          shall be considered a Lender.

                SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

                SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EACH AGENT, THE ISSUER, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY, FOR ITSELF AND ITS PROPERTY, SUBMITS TO THE EXTENT PERMITTED BY APPLICABLE LAW TO THE JURISDICTION OF THE COURTS OF THE CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                SECTION 10.14. Waiver of Jury Trial. EACH AGENT, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, THE ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   HANDY & HARMAN

                                   By: /s/ Stephen B. Mudd
                                      Name:  Stephen B. Mudd
                                      Title: Vice President and Treasurer

                                   Address:  250 Park Avenue
                                             New York, New York  10177

                                   Facsimile No.:  212-309-0682

                                   Attention:  Mr. Stephen B. Mudd
                                               Vice President and Treasurer

                                   THE BANK OF NOVA SCOTIA,
                                     in its capacity as
                                     Administrative Agent, Co-Agent and
                                     the Issuer

                                   By: /s/ Stephen Lockhart
                                      Name:  Stephen Lockhart
                                      Title: Senior Manager

                                   Address:  One Liberty Plaza
                                             New York, New York  10006

                                   Facsimile No.:  212-225-5090

                                   Attention:  Mr. Brian Allen


                PERCENTAGE

               8.641975300%        THE BANK OF NOVA SCOTIA, in its capacity
                                     as a Lender

                                   By: /s/ Stephen Lockhart
                                      Name:  Stephen Lockhart
                                      Title: Senior Manager

                                   Domestic
                                   Office:  One Liberty Plaza
                                            New York, New York  10006

                                   Facsimile No.:  212-225-5091

                                   Attention:  Mr. Brian Allen

                                   LIBOR
                                   Office:  One Liberty Plaza
                                            New York, New York  10006

                                   Facsimile No.:  212-225-5091

                                   Attention:  Mr. Brian Allen


                PERCENTAGE

               8.641975300%        THE BANK OF NEW YORK, in its capacity as
                                     a Co-Agent and a Lender

                                   By: /s/ William A. Kerr
                                      Name:  William A. Kerr
                                      Title: Vice President

                                   Domestic
                                   Office:  One Wall Street
                                            New York, New York  10286

                                   Facsimile No.:  212-635-1480

                                   Attention:  Wendy Forrest


                                   LIBOR
                                   Office:  One Wall Street
                                            New York, New York  10286

                                   Facsimile No.:  212-635-1480

                                   Attention:  Wendy Forrest


                PERCENTAGE

               8.641975300%        CHEMICAL BANK, in its capacity as
                                     a Co-Agent and a Lender

                                   By: /s/ Theodore L. Parker
                                      Name:  Theodore L. Parker
                                      Title: Vice President

                                   Domestic
                                   Office:  270 Park Avenue
                                            New York, NY  10017

                                   Facsimile No.:  212-270-4016

                                   Attention:  Renee Pierre-Louis

                                   LIBOR
                                   Office:  270 Park Avenue
                                              New York, NY  10017

                                   Facsimile No.:  212-270-4016

                                   Attention:  Renee Pierre-Louis



                PERCENTAGE

               7.514761100%        FLEET BANK, N.A.

                                   By: /s/ John V. Raleigh
                                      Name:  John V. Raleigh
                                      Title: Vice President

                                   Domestic
                                   Office:  One Stamford Plaza
                                            263 Tresser Blvd.
                                            Stamford, Connecticut 06901

                                   Facsimile No.:  203-351-1511

                                   Attention:  Virginia Rockwood

                                   LIBOR
                                   Office:  One Stamford Plaza
                                            263 Tresser Blvd.
                                            Stamford, Connecticut 06901

                                   Facsimile No.:  203-351-1511

                                   Attention:  Virginia Rockwood


                PERCENTAGE

               7.514761100%        NBD BANK, N.A.

                                   By: /s/ Anna R. Hoffman
                                      Name:  Anna R. Hoffman
                                      Title: Vice President

                                   Domestic
                                   Office:  611 Woodward Avenue
                                            Detroit, Michigan  48302

                                   Facsimile No.:  313-225-1586

                                   Attention:  Cheryl Brosovic/Ann Hoffman

                                   LIBOR
                                   Office:  611 Woodward Avenue
                                            Detroit, Michigan  48302

                                   Facsimile No.:  313-225-1586

                                   Attention:  Cheryl Brosovic/Ann Hoffman

                PERCENTAGE

               6.441223800%        THE BANK OF TOKYO TRUST COMPANY

                                   By: /s/ Jeffrey Miller
                                      Name:  Jeffrey Miller
                                      Title:

                                   Domestic
                                   Office:  The Bank of Tokyo
                                              Trust Company

                                   Telephone No.:  212-766-5461

                                   Facsimile No.:  212-732-1678

                                   Attention:  Rolando Uy

                                   LIBOR
                                   Office:  The Bank of Tokyo
                                              Trust Company

                                   Telephone No.:  212-766-5461

                                   Facsimile No.:  212-732-1678

                                   Attention:  Rolando Uy


                PERCENTAGE

               6.441223800%        LTCB TRUST COMPANY

                                   By: /s/ Rene LeBlanc
                                      Name:  Rene LeBlanc
                                      Title: Senior Vice President

                                   Domestic
                                   Office:  165 Broadway
                                            New York, NY  10006

                                   Facsimile No.:  (212) 608-3081

                                   Attention:  Winston Brown

                                   LIBOR
                                   Office:  165 Broadway
                                            New York, NY  10006

                                   Facsimile No.:  (212) 608-3081

                                   Attention:  Winston Brown


                PERCENTAGE

               6.441223800%        SHAWMUT BANK, N.A.

                                   By: /s/ Kerry Day
                                      Name:  Kerry Day
                                      Title: Assistant Vice President

                                   Domestic
                                   Office:  One Federal St.  OF-0324
                                            Boston, Massachusetts  02211

                                   Facsimile No.:  617-292-2566

                                   Attention:  Kerry Day

                                   LIBOR
                                   Office:  Shawmut Bank, N.A.
                                            One Federal St.  OF-0324
                                            Boston, Massachusetts  02211


                                   Facsimile No.:  617-292-2566

                                   Attention:  Kerry Day


                PERCENTAGE

               4.294149200%        CREDIT LYONNAIS NEW YORK BRANCH

                                   By: /s/ Mark A. Campellone
                                      Name:  Mark A. Campellone
                                      Title: Vice President

                                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                   By: /s/ Mark A. Campellone
                                      Name:  Mark A. Campellone
                                      Title: Authorized Signature

                                   In both cases:

                                   Domestic
                                   Office:  1301 Avenue of the Americas
                                            New York, New York  10019

                                   Facsimile No.:  212-459-3179

                                   For Administrative
                                   Matters:

                                   Attention:  Kevin McCarthy

                                   LIBOR
                                   Office:  1301 Avenue of the Americas
                                            New York, New York  10019

                                   Facsimile No.:  212-459-3179

                                   For Administrative
                                   Matters:

                                   Attention:  Kevin McCarthy

                                   For Credit Matters:

                                   Attention:  Andrea Griffis


                PERCENTAGE

               4.294149200%        THE DAIWA BANK, LIMITED

                                   By: /s/ J.H. Broadley
                                      Name:  J.H. Broadley
                                      Title: Vice President

                                   By: /s/ B.W. Henry
                                      Name:  B.W. Henry
                                      Title: Vice President and Manager

                                   Domestic
                                   Office:  The Daiwa Bank, Limited,
                                              Chicago Branch
                                            233 South Wacker Drive
                                            Suite 4500
                                            Chicago, Illinois  60606

                                   LIBOR
                                   Office:  The Daiwa Bank, Limited,
                                              Chicago Branch
                                            233 South Wacker Drive
                                            Suite 4500
                                            Chicago, Illinois  60606

                                   Address for
                                       Notices:  The Daiwa Bank, Limited
                                                 450 Lexinton Avenue
                                                 Suite 1700
                                                 New York, New York  10017

                                   Facsimile No.:  212-818-0866

                                   Attention:  Catherine Tiano, Credit
                                                 Administration Assistant


                PERCENTAGE

               4.294149200%        DEUTSCHE BANK AG, NEW YORK AND/OR
                                     CAYMAN ISLANDS BRANCHES

                                   By: /s/ Jeffrey N. Wieser
                                      Name:  Jeffrey N. Wieser
                                      Title: Director

                                   By: /s/ Jean M. Hannigan
                                      Name:  Jean M. Hannigan
                                      Title: Assistant Vice President

                                   Domestic
                                   Office:  Deutsche Bank AG,
                                              New York and/or
                                            Cayman Islands Branches
                                            31 West 52nd Street
                                            New York, New York  10019

                                   Facsimile No.:  212-474-8212

                                   Attention:  Jeffrey N. Wieser/
                                               Gregory M. Hill

                                   LIBOR
                                   Office:  Deutsche Bank AG,
                                              Cayman Islands Branch
                                            31 West 52nd Street
                                            New York, New York  10019

                                   Facsimile No.:  212-474-8212

                                   Attention:  Jeffrey N. Wieser/
                                               Gregory M. Hill


                PERCENTAGE

               4.294149200%        THE FUJI BANK LTD.

                                   By: /s/ Gina M. Kearns
                                      Name:  Gina M. Kearns
                                      Title: Vice President and Manager

                                   Domestic
                                   Office:  The Fuji Bank, Limited,
                                              New York Branch
                                            Two World Trade Center,
                                            79th Floor
                                            New York, New York  10048


                                   Facsimile No.:  212-912-0516

                                   Attention:  Yoshihiko Shiotsugu

                                   LIBOR
                                   Office:  The Fuji Bank, Limited,
                                              New York Branch
                                            Two World Trade Center,
                                            79th Floor
                                            New York, New York  10048


                                   Facsimile No.:  212-912-0516

                                   Attention:  Yoshihiko Shiotsugu


                PERCENTAGE

               4.294149200%        NATIONAL WESTMINSTER BANK USA

                                   By: /s/ Phillip H. Sorace
                                      Name:  Phillip H. Sorace
                                      Title: Vice President

                                   Domestic
                                   Office:  592 Fifth Avenue
                                            New York, New York  10036

                                   Facsimile No.:  212-602-2890

                                   Attention:  Patty Singh or Bob Gaiti

                                   LIBOR
                                   Office:  592 Fifth Avenue
                                            New York, New York  10036

                                   Facsimile No.:  212-602-2890

                                   Attention:  Patty Singh or Bob Gaiti


                PERCENTAGE

               3.220611900%        ABN AMRO BANK N.V. NEW YORK BRANCH

                                   By: /s/ Richard H. West
                                      Name:  Richard H. West
                                      Title: Group Vice President

                                   By: /s/ Rodolfo Barros
                                     Name:  Rodolfo Barros
                                     Title: Vice President

                                   Domestic
                                   Office:  500 Park Avenue
                                            New York, New York  10022

                                   Facsimile No.:  212-688-5815

                                   Attention:  Ed Tice/Rodolfo Barros

                                   LIBOR
                                   Office:  500 Park Avenue
                                            New York, New York  10022

                                   Facsimile No.:  212-688-5815

                                   Attention:  Ed Tice/Rodolfo Barros


                PERCENTAGE

               3.220611900%        BANQUE PARIBAS

                                   By: /s/ Richard G. Burrows
                                      Name:  Richard G. Burrows
                                      Title: Vice President

                                   By: /s/ Ann Pifer
                                      Name:  Ann Pifer
                                      Title: Assistant Vice President

                                   Domestic
                                   Office:  787 Seventh Avenue
                                            New York, NY  10019

                                   Facsimile No.:  212-841-2217

                                   For Administrative
                                   Matters:

                                   Attention:  Loan Servicing Dept.

                                   Facsimile No.:  212-841-2333

                                   For Credit Matters:

                                   Attention:  Large Corp. Group

                                   LIBOR
                                   Office:  Banque Paribas
                                            787 Seventh Avenue
                                            New York, NY  10019

                                   Facsimile No.:  212-841-2217

                                   For Administrative
                                   Matters:

                                   Attention:  Loan Servicing Dept.

                                   Facsimile No.:  212-841-2333

                                   For Credit Matters:

                                   Attention:  Large Corp. Group



                PERCENTAGE

               3.220611900%        GIROCREDIT BANK AG DER SPARKESSEN
                                     GRAND CAYMAN ISLAND BRANCH

                                   By: /s/ D. Stephens / /s/ John Redding
                                      Name:  Dhuane G. Stephens/John P. Redding
                                      Title: Vice President    / Vice President

                                   Domestic
                                   Office:  65 East 55th Street
                                            New York, New York  10022

                                   Facsimile No:  212-644-0644

                                   Attention:  Dhuane Stephens

                                   LIBOR
                                   Office:  65 East 55th Street
                                            New York, New York  10022

                                   Facsimile No.:  212-421-2719

                                   Attention:  Orlando Diaz


                PERCENTAGE

               2.147074700%        COMERICA BANK

                                   By: /s/ Julie Burke Smith
                                      Name:  Julie Burke Smith
                                      Title: Vice President

                                   Domestic
                                   Office:  Comerica Bank
                                            500 Woodward Avenue MC 3280
                                            Detroit, Michigan  48226

                                   Facsimile No.:  313-222-3330

                                   Attention:  Sandy Truman

                                   LIBOR
                                   Office:  Comerica Bank
                                            500 Woodward Avenue MC 3280
                                            Detroit, Michigan  48226

                                   Facsimile No.:  313-222-3330

                                   Attention:  Sandy Truman


                PERCENTAGE

               2.147074700%        IBJ SCHRODER BANK & TRUST COMPANY

                                   By: /s/ J. Christopher Mangan
                                      Name:  J. Christopher Mangan
                                      Title: Vice President

                                   Domestic
                                   Office:  One State Street
                                            New York, New York  10004

                                   Facsimile No.:  212-858-2768

                                   Attention:  Mr. Jamie M. Weston

                                   LIBOR
                                   Office:  One State Street
                                            New York, New York  10004

                                   Facsimile No.:  212-858-2768

                                   Attention:  Mr. Jamie M. Weston


                PERCENTAGE

               2.147074700%        THE MITSUBISHI BANK, LIMITED -
                                     NEW YORK BRANCH

                                   By: /s/ Paula Mueller
                                      Name:  Paula Mueller
                                      Title: Vice President


                                   Domestic
                                   Office:  225 Liberty Street
                                            Two World Financial Center
                                            New York, New York  10281

                                   Facsimile No.:  212-667-3562

                                   Attention:  Ms. Paula Mueller,
                                                 Vice President

                                   LIBOR
                                   Office:  The Mitsubishi Bank, Limited
                                              New York Branch
                                            225 Liberty Street
                                            Two World Financial Center
                                            New York, New York  10281


                                   Facsimile No.:  212-667-3562

                                   Attention:  Ms. Paula Mueller,
                                                 Vice President


                PERCENTAGE

               2.147074700%        YASUDA TRUST & BANKING CO., LTD.
                                     NEW YORK BRANCH


                                   By: /s/ Nicholas Pullen
                                      Name:  Nicholas Pullen
                                      Title: Vice President

                                   Domestic
                                   Office:  666 Fifth Avenue, Suite 801
                                            New York, New York  10103

                                   Facsimile No.:  212-373-5797

                                   Attention:  Mr. Richard Ortiz

                                   LIBOR
                                   Office:  666 Fifth Avenue, Suite 801
                                            New York, New York  10103

                                   Facsimile No.:  212-373-5797

                                   Attention:  Mr. Richard Ortiz


                                                                  SCHEDULE I

                                 DISCLOSURE SCHEDULE

          ITEM 1.  Existing Letters of Credit.

                Stated Amount           Beneficiary

          ITEM 5.1.3  Indebtedness to be Paid or Replaced.


                Creditor                     Outstanding Principal Amount

          ITEM 6.7  Litigation.

                Description of Proceeding         Action or Claim Sought

          ITEM 6.8  Existing Subsidiaries.

                  State of              Ownership       Business
          Name  Incorporation              %            Description

          ITEM 6.11  Employee Benefit Plans.

          ITEM 6.12  Environmental Matters.

          ITEM 7.2.3(b)  Ongoing Indebtedness.

                Creditor                     Outstanding Principal Amount

          ITEM 7.2.5.(a) Ongoing Investments.